AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON

May 25, 2010

REGISTRATION NO. 33-164513

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 2
TO
FORM S-1
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

OFFSHORE PETROLEUM CORP.
(Name of Registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	1311 (Primary Standard Industrial Classification Code Number)	65-0947544 (I.R.S. Employer Identification No.)

OFFSHORE PETROLEUM CORP.
110 East Broward Boulevard, Suite 1700
Ft. Lauderdale, FL 33301
Telephone: 877-655-0501
FAX: 866-786-6415

(Name, address, including zip code, and
telephone number, including
area code, of registrant’s principal executive offices)

Jonathan H. Gardner
Kavinoky Cook LLP
726 Exchange Street; Suite 800
Buffalo, New York 14210

(Name, address, including zip code, and
telephone number, including
area code, of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer”, and “smaller reporting company” in Ruler 12B-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer ☐
Non-accelerated filer	☐ (do not check if a smaller	Smaller reporting company ☒
reporting company)

CALCULATION OF REGISTRATION FEE:

Title Of Each Class Of Securities To Be Registered	Amount to be Registered	Proposed Maximum offering price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $0.0001 per Share (1)	17,502,500	$0.10	$1,750,250	$124.79

Total	17,502,500	$0.10	$1,750,250	$124.79

(1)  Represents shares of common stock which may be sold by the selling shareholders listed in this Registration Statement.

The offering price with respect to Shares has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(C).  This price is not an indication of value nor has it been established by any recognized methodology for deriving the value of the Shares.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section  8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section  8(a), may determine.

PROSPECTUS

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION

The information in this prospectus is not complete and may be changed.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

OFFSHORE PETROLEUM CORP.

SHARES OF COMMON STOCK TO BE SOLD BY THE SELLING STOCKHOLDERS

The selling shareholders named in this prospectus (the “Selling Shareholders”) are offering up to 17,502,500 shares of the common stock of Offshore Petroleum Corp., a Delaware corporation (“Offshore” or the “Company”), par value $0.0001 per share (“Shares”).

No public market exists for the Shares or any other security issued by Offshore.  Offshore will undertake to include its Shares for trading on the Over-The-Counter Bulletin Board, however, no assurance can be given that such market will be established.  The Selling Shareholders must sell the Shares at $0.10 per Share until a market for the Shares develops, if at all.  Such offering price is not based upon our net worth, total asset value or any other objective measure of value based on accounting measurements.  If a market for the Shares develops, the Selling Shareholders may offer to sell their shares at prevailing market prices or at negotiated prices.  We will not receive any of the proceeds of the sale of Shares by the Selling Shareholders.  We will pay all of the costs associated with this registration statement and prospectus, but we will not pay any commissions or expenses of the actual sale of the Shares.  We have limited working capital and will require additional capital to fund exploration activities.  We will use our working capital and any additional financing we obtain in the future for operating and administrative expenses, maintenance of our exploration rights and exploration for oil and gas in the areas subject to our Licenses, when granted.

WE ARE IN AN EXPLORATION STAGE ONLY AND HAVE NO RESERVES.  READERS ARE STRONGLY URGED TO READ THE “RISK FACTORS” SECTION OF THIS PROSPECTUS.

BEFORE BUYING THE SHARES OF COMMON STOCK, CAREFULLY READ THIS PROSPECTUS.  THE PURCHASE OF OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed.  The Selling Shareholders may not sell the Shares until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell the Shares and it is not soliciting an offer to buy the Shares in any state where the offer or sale is not permitted.

The date of this prospectus is _________________, 2010.

Interim Consolidated Financial Statements for the three months ended March 31, 2010 and March 31, 2009 (unaudited)	F-2
Financial Statements for the years ended December 31, 2009 and 2008 (audited)	F-13

Until ______________, 2010, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS SUMMARY

History and Business.  Our name is Offshore Petroleum Corp. and we sometimes refer to ourselves in this prospectus as “Offshore Petroleum” or “Offshore”, the “Company” or as “we,” “our,” or “us.”  We are an oil and gas exploration company.  Our objective is to explore and, if warranted, develop the area covered by eight licenses to be granted by the Government of the Commonwealth of the Bahamas (the “Licenses”).  The area is located in the offshore waters controlled by the Commonwealth of the Bahamas; as more fully described herein.

We have two wholly-owned subsidiaries: Atlantic Petroleum Ltd. (“Atlantic”), a Cayman Islands company, and Bahamas Exploration Limited (“Bahamas”), also a Cayman Islands company.  Atlantic and Bahamas together are sometimes referred to herein as our “Subsidiaries.”  The Subsidiaries each have applied to the Government of the Commonwealth of the Bahamas for certain rights to explore for oil and gas in territorial waters controlled by the Commonwealth of the Bahamas.  We refer to such exploration rights as the “Licenses.”  The Subsidiaries are seeking eight Licenses that are more fully described herein in the section herein entitled, “PROPERTIES – Licenses for Exploration.”  The geographic location and area covered by the Licenses (the “Licensed Areas”) and a description of the work that has been performed on the Licensed Areas is described herein in the section entitled, “PROPERTIES – Description of Licensed Areas”.  There is no assurance that the Licenses will be granted.  We will not list our shares on any exchange, or further pursue the effectiveness of the registration statement of which this prospectus forms a part, until the Licenses are received.

If the Licenses are granted, Offshore will endeavor to secure the financing to undertake exploration of the area covered by the Licenses.  Offshore may seek a joint venture partner with exploration experience and operational capability to undertake our exploration activities and assist with financing.  Our activities are subject to risks and uncertainties described herein under “RISK FACTORS.”  Potential investors in the Company’s shares are strongly urged to review carefully such RISK FACTORS.

Our head office is at 110 East Broward Boulevard, Suite 1700, Ft. Lauderdale, FL 33301 and our administration office is at 1226 White Oaks Blvd., Oakville, Ontario Canada L6H 2B9.  Our telephone number is 877-655-0501 and our fax number is 866-786-6415.

WE HAVE NO RESERVES.  WE ARE IN AN EXPLORATION STAGE ONLY.  READERS ARE STRONGLY URGED TO READ THE “RISK FACTORS” SECTION OF THIS PROSPECTUS.

Neither the Prime Minister, the Minister of Energy or any Governmental Department of the Government of the Bahamas, or any person or body acting on their behalf, has formed or expressed an opinion that the Licensed Areas are, from their geological formation or otherwise, likely to contain petroleum.

Securities Being Offered.  We have 45,450,000 shares of common stock, par value $0.0001 per share (“Shares”) issued and outstanding as of March 31, 2010.  The Selling Shareholders are offering up to 17,502,500 Shares.  No public market exists for the Shares or any other security issued by Offshore.  Offshore will undertake to include its Shares for trading on the OTC Bulletin Board, however, no assurance can be given that such market will be established.  Offshore will not undertake to list, or include for quotation, any other security of the Company on any exchange or quotation system.  The Selling Shareholders must sell the Shares at a price of $0.10 per Share until a market for the Shares develops, if at all.  Such offering price is not based upon our net worth, total asset value or any other objective measure of value based on accounting measurements.  If a market for the Shares develops, the Selling Shareholders may offer to sell their Shares at prevailing market prices or at negotiated prices.  There is no minimum number of shares that must be sold in this offering.

Risk Factors.  Any investment in our common stock should be considered a high-risk investment for many reasons, including the reasons listed in “RISK FACTORS” and because of the nature of oil and gas exploration.  Only investors who can afford to lose their entire investment should invest in these securities.

Use of Proceeds.  The Selling Shareholders are selling shares of common stock covered by this prospectus for their own account.  We will not receive any of the proceeds from the sale of these shares by the Selling Shareholders.  Our working capital and any additional financing we obtain in the future will be used to fund our operations and administrative expenses, maintain our Licenses and fund exploration for oil and gas in the areas subject to our Licenses, when received.  See PROPERTIES – Licenses for Exploration.  We are paying all of the expenses relating to the registration of the Selling Shareholders’ Shares, but we will not pay any commissions or expenses of the actual sale of the Shares.

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS, the audited FINANCIAL STATEMENTS OF OFFSHORE for the twelve-month periods ended December 31, 2009 and 2008, and the unaudited FINANCIAL STATEMENTS OF OFFSHORE for the three months ended March 31, 2010 and March 31, 2009 including the notes thereto, contained elsewhere in this Prospectus.

Balance	As at	As at
Sheet Data	Mar. 31, 2010	Mar. 31, 2009
	(unaudited)	(unaudited)

Cash	$747,793		$100
Deposits	$720,000	$	Nil
Prepaid assets	$725	$	Nil
Oil and Gas Properties	$2,279,644	$	Nil
Total Assets	$3,748,162		$100
Liabilities	$1,586,998		$36,859
Total Stockholders’ Equity (Deficiency)	$2,161,164		$(36,759)

Statement of	For the	For the
Operations Data	three months	three months
	ended	ended
	Mar. 31, 2010	Mar. 31, 2009
	(unaudited)	(unaudited)
Revenue from Operations	$ Nil	$ Nil
Other Income-Interest	$774	$ Nil
Net Loss	$145,072	$26,101

Balance	As at	As at
Sheet Data	Dec. 31, 2009	Dec. 31, 2008
	(Audited)	(Audited)

Cash	$796,930	$	Nil
Deposits	$720,000	$	Nil
Oil and Gas Properties	$2,279,644	$	Nil
Total Assets	$3,796,574	$	Nil
Liabilities	$1,544,284		$10,758
Total Stockholders’
Equity (Deficiency)	$2,252,290		$(10,758)

Statement of	For the	For the
Operations Data	year ended	year ended
	Dec. 31, 2009	Dec. 31, 2008
	(Audited)	(Audited)
Revenue from Operations	$ Nil	$ Nil
Other Income-Interest	$913	$ Nil
Net Loss	$201,230	$10,862

RISK FACTORS

1.	THE COMPANY HAS NO SOURCE OF OPERATING REVENUE AND EXPECTS TO INCUR SIGNIFICANT EXPENSES BEFORE ESTABLISHING AN OPERATING COMPANY, IF IT IS ABLE TO ESTABLISH AN OPERATING COMPANY AT ALL.

Currently, the Company has no source of revenue, limited working capital and no commitments to obtain additional financing.  The Company will require significant additional working capital to maintain its Licenses, when granted, and to carry out its exploration programs in the Licensed Areas.  Failure to raise the necessary capital to maintain our Licenses and commence exploration could cause the Company to go out of business.

2.	BECAUSE OF OUR LIMITED RESOURCES AND THE SPECULATIVE NATURE OF OUR BUSINESS, THERE IS SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

The report of our independent auditors on our audited financial statements for the twelve-month periods ended December 31, 2009 and 2008, indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern.  Our continued operations are dependent on our ability to obtain financing and upon our ability to achieve future profitable operations from the development of our oil exploration properties.  If we are not able to continue as a going concern, it is likely that our investors will lose their investment.

3.	WE HAVE NO TRACK RECORD

The Company has no exploration track record or operating history upon which an evaluation of its future success or failure can be made.

4.	OUR DEVELOPMENT AND EXPLORATION OPERATIONS REQUIRE SUBSTANTIAL CAPITAL AND WE MAY BE UNABLE TO OBTAIN NEEDED CAPITAL OR FINANCING ON SATISFACTORY TERMS, WHICH COULD LEAD TO A LOSS OF OUR LICENSES.

Our Licenses with the Bahamian Government, if we are successful in obtaining them, will require us to pay rent and meet minimum annual investment thresholds for the exploration and, if warranted, development of the Licensed Areas, as more fully described in the section entitled, “PROPERTIES – Licenses for Exploration.”  Rent has been prepaid for the first year.  In the second and third years of the initial term of the Licenses, our Subsidiaries will pay an aggregate of $600,000 and $800,000 in rent respectively. In addition to the payment of rent, with respect to each of the eight Licenses, Atlantic and Bahamas must invest specified amounts in the exploration and development of the Licensed Areas.  Such investments must be for qualifying activities and expenses as specified in the License.  In the first year of each License, each Subsidiary must invest an aggregate of $250,000 in its Licensed Areas.  Each Subsidiary must then invest an aggregate of $375,000 in its Licensed Areas in the second and third years in order to maintain their respective Licenses.  Consequently, the Subsidiaries will invest in qualifying expenditures an aggregate of $500,000 in the first year of the Licenses and $750,000 in each of the second and third years of the Licenses.  The Company believes it has sufficient capital and exploration credits to ensure it meets its operating requirements over the next year.  Overall, the Company believes it must raise $4 million to meet the conditions of the initial three-year term of all eight Licenses.  If we are unable to meet such conditions, we will lose some or all of our Licenses and cease doing business, in which case our shareholders will lose their investment in the Company.

5.	IF THE COMPANY DEVELOPS HYDROCARBON RESOURCES, THERE IS NO ASSURANCE THAT PRODUCTION WILL BE PROFITABLE.

Even if the Company finds hydrocarbon resources, there is no assurance that it will be able to produce them or that a production operation would be profitable on any of its Licenses.

6.	OIL AND NATURAL GAS PRICES ARE VOLATILE AND SUBSTANTIAL DECLINES WILL ADVERSELY AFFECT OUR FINANCIAL RESULTS AND IMPEDE OUR GROWTH.

Profitability and liquidity are substantially dependent upon prevailing prices for oil and natural gas, which can be extremely volatile. Even relatively modest drops in prices can significantly affect financial results. Prices for oil and natural gas may fluctuate widely in response to relatively minor changes in the supply of, and demand for, oil and natural gas, market uncertainty and a wide variety of additional factors that are beyond our control, such as the domestic and foreign supply of oil and natural gas; the price of foreign imports; the ability of members of the Organization of Petroleum Exporting Countries to agree to and maintain oil price and production controls; technological advances affecting energy consumption, domestic and foreign governmental regulations, and variations between product prices at sales points and applicable index prices.  In addition, regional oil and gas prices may vary from national prices due to regional factors such as regional gas production being constrained by regional gas pipeline capacity.

7.	OIL AND GAS OPERATIONS ARE INHERENTLY RISKY.

The nature of the oil and gas business involves a variety of risks, particularly the risk of drilling wells that are found to be unable to produce any oil and/or gas or unable to produce and sell oil and/or gas at prices sufficient to repay the costs of the wells.  It is possible that we may in the future recognize substantial impairment expenses when uneconomic wells and declines in oil and gas prices result in impairments of the capitalized costs of our oil and gas Licenses.

The oil and gas business also includes operating hazards such as fires, explosions, cratering, blow-outs and encountering formations with abnormal pressures.  The occurrence of any of these events could result in losses and, if not fully insured against, could have a material adverse effect on our financial position and results of operations.

We expect to carry stated levels and types of casualty and liability insurance and additional insurance against well blow-outs and other unusual risks in the drilling, completion and operation of oil and gas wells at such time as we reach this stage of development.  However, there may still be fires, blow-outs and other events that result in losses not fully covered by our insurance.

8.	THE COMPANY IS HIGHLY DEPENDENT UPON ITS OFFICERS AND DIRECTORS. BECAUSE OF THEIR INVOLVEMENT IN OTHER SIMILAR BUSINESSES WHICH MAY BE COMPETITORS, THEY MAY HAVE A CONFLICT OF INTEREST.

None of the Company’s officers or directors works for the Company on a full-time basis.  There are no proposals or definitive arrangements to engage them on a full-time basis.  None of the officers or directors have employment agreements with the Company or its Subsidiaries.  All of the directors are officers or directors of other companies in similar exploration businesses.  Such business activities may be considered a conflict of interest because these individuals must continually make decisions on how much of their time they will allocate to the Company as against their other business projects, which may be competitive.  Also, the Company has no key man life insurance policy on any of its senior management or directors.  The loss of one or more of these officers or directors could adversely affect the ability of the Company to carry on business.

9.	OUR STOCK IS SUBSTANTIALLY CONTROLLED BY FOUR OF OUR DIRECTORS AND AS A RESULT, FOR THE FORSEEABLE FUTURE OUR DIRECTORS WILL BE ABLE TO CONTROL OUR OVERALL DIRECTION.

Ryan Bateman, John Rainwater, Mickey Wiesinger and Gary Adams are members of our Board of Directors and, together, own or control 29.6% of our outstanding shares.  As a result, they will be able substantially to control the outcome of all matters requiring stockholder approval and will be able to elect all of our directors.  Such control, which may have the effect of delaying, deferring or preventing a change of control, is likely to continue for the foreseeable future and significantly diminishes control and influence that other stockholders may have in the Company.

10.	FUTURE FINANCINGS INVOLVNG THE SALE OF OUR COMMON STOCK COULD DILUTE CURRENT SHAREHOLDERS.

Because the Company will require additional capital to explore the area covered by the Licenses, if they are granted, the Company expects to issue Shares in the future.  As a result of any financing involving the issuance of the Company’s equity securities, existing shareholders will own a smaller proportional interest in the Company.

11.	THE COMPANY COULD ENCOUNTER REGULATORY AND PERMITTING DELAYS.

Even if the Company is successful in obtaining the Licenses, the Company could face delays in obtaining production leases to proceed with production on the Licensed Areas.  Such delays could jeopardize financing, if any is available, which could result in having to delay or abandon work on some or all of the Licensed Areas.

12.	WE ARE SUBJECT TO EXTENSIVE GOVERNMENT REGULATIONS

Our business is affected by Bahamian Government laws and regulations, including energy, environmental, conservation, tax and other laws and regulations relating to the oil and gas development and production.

The areas outlined in the Bahamian Petroleum Act of 1971 and the regulations promulgated thereunder include: (a) the prevention of waste, (b) the discharge of materials into the environment, (c) the conservation of oil and natural gas, (d) pollution, (e) permits for drilling operations, (f) drilling bonds and (g) reports concerning operations, spacing of wells, and the unitization and pooling of properties. Failure to comply with any laws and regulations may result in the loss of one or more Licenses, and/or assessment of administrative, civil and criminal penalties.  Moreover, changes in any of the above outlined laws or regulations could have a material adverse effect on our business.  Concerns of global warming may result in changes to laws and regulations that increase the cost of oil and gas operations and decrease the use and demand for crude oil and natural gas.  In view of the many uncertainties with respect to current and future laws and regulations, including their applicability to us, we cannot predict the overall effect of such laws and regulations on our future operations.

13.	THERE ARE PENNY STOCK SECURITIES LAW CONSIDERATIONS THAT COULD LIMIT YOUR ABILITY TO SELL YOUR SHARES.

Our common stock is considered a "penny stock" and the sale of our stock by you will be subject to the "penny stock rules" of the Securities and Exchange Commission.  The penny stock rules require broker-dealers to take steps before making any penny stock trades in customer accounts.  As a result, the market for our shares could be illiquid and there could be delays in the trading of our stock which would negatively affect your ability to sell your shares and could negatively affect the trading price of your shares.

14.	STATE BLUE SKY LAWS MAY LIMIT RESALE OF THE SHARES OF COMMON STOCK.

The holders of our Shares and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, investors should consider any secondary market for our securities to be a limited one including a trading market on the OTC Bulletin Board.  If our Shares are traded on the OTC Bulletin Board we intend to seek coverage and publication of information regarding the company in an accepted publication which permits a “manual exemption.”  This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual.  The listing entry must contain (i) the names of issuers, officers, and directors, (ii) an issuer’s balance sheet, and (iii) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly-issued securities. Most of the accepted manuals are those published in Standard and Poor’s, Moody’s Investor Service, Fitch’s Investment Service, and Best’s Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they ‘recognize securities manuals’ but do not specify the recognized manuals.

15.	THE LARGE NUMBER OF SHARES ELIGIBLE FOR FUTURE SALE MAY ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK.

The sale, or availability for sale, of a substantial number of Shares in the public market could materially adversely affect the market price of our Shares and could impair our ability to raise additional capital through the sale of our equity securities.  At the completion of this offering by the Selling Shareholders, assuming the sale of all 17,502,500 Shares covered by this prospectus, there will be approximately 45,450,000 Shares issued and outstanding. Of these shares, 12,947,500 are freely transferable and eligible for resale under Rule 144 as of the date hereof and 15 million will be freely transferable and eligible for resale under Rule 144 after May 31, 2010.

16.	SHORTAGES OF RIGS, EQUIPMENT, SUPPLIES AND PERSONNEL COULD DELAY OR OTHERWISE ADVERSELY AFFECT OUR COST OF EXPLORATION.

We, or our joint venture operators, may experience shortages of drilling and completion rigs, field equipment and qualified personnel which may cause delays in our ability to continue to drill, complete, test and connect wells to processing facilities. Shortages of drilling and completion rigs, field equipment or qualified personnel could delay, restrict or curtail our exploration operations, which may materially adversely affect our business.

17.	WE HAVE PROVISIONS IN OUR CERTIFICATE OF INCORPORATION THAT SUBSTANTIALLY LIMIT THE PERSONAL LIABILITY OF MEMBERS OF OUR BOARD OF DIRECTORS AND THAT ALLOW US TO INDEMNIFY OUR OFFICERS AND DIRECTORS.

Certain provisions in our certificate of incorporation could make it very difficult for you to bring any legal actions against our directors for violations of their duties as directors or could require us to pay any amounts incurred by our directors in any such actions.  In addition, two of our directors are not United States Citizens and shareholders could have difficulty pursuing legal remedies in foreign jurisdictions.

DETERMINATION OF OFFERING PRICE

The offering price has been estimated solely for the purpose of calculating the registration fee payable to the Securities and Exchange Commission in connection with this prospectus.  The offering price is not an indication of value nor has it been established by any recognized methodology for deriving the value of the Shares.

DILUTION

We will likely be required to issue more common stock from treasury in order to raise additional capital.  If common stock is issued to raise additional capital, it will result in the dilution of the existing shareholders.

The Shares to be sold by the Selling Shareholders are common stock that is currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders as a result of the sale of the Shares covered by this prospectus.

Pursuant to the Share Purchase Agreement, more fully described in the section entitled “DESCRIPTION OF BUSINESS, below, the shareholders of NPT (as defined in “DESCRIPTION OF BUSINESS – The Share Purchase Agreement”) acquired 15 million restricted Shares of the Company.  The Company and NPT agreed on a purchase price of $3,000,000 for all of the shares of Atlantic and Bahamas based upon the amounts expended by NPT to obtain the Licenses, technical data about the area covered by the Licenses and other costs incurred by NPT.  After netting out the value of the Promissory Note the Company arrived at the cost per share of the 15,000,000 Shares acquired by NPT’s shareholders to be $0.10 per share. For more information regarding NPT see “CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS” herein.

The Company has no commitment for additional financing.  In the event the Licenses are granted by the Government of the Bahamas, the Company may seek additional financing through a public offering, private placements of our securities, a joint venture or through loans or some combination of the foregoing. Any such financing involving the issuance of our capital stock will be dilutive to the existing shareholders.

DESCRIPTION OF BUSINESS

We are an oil and gas exploration company.  Our objective is to explore and, if warranted and feasible, to develop oil and/or gas production on sites covered by our Licenses which are located in waters off the shore of the Commonwealth of the Bahamas.

The Share Purchase Agreement

On November 30, 2009, the Company closed a Share Purchase Agreement with NPT Oil Corporation Ltd, a Cayman Islands company (“NPT”) to purchase from NPT all of the equity stock of Atlantic Petroleum Ltd., a Cayman Islands company  (“Atlantic”) and Bahamas Exploration Limited, a Cayman Islands company (“Bahamas”).  Atlantic and Bahamas together are sometimes referred to herein as our “Subsidiaries.”  Pursuant to the Share Purchase Agreement, Offshore paid total consideration to NPT of $3,000,000 consisting of: (a) 15 million Shares of Offshore, valued at $0.10 per share for a total of $1.5 million and (b) a promissory note with a face amount of $1.5 million payable over a two-year term and bearing interest at 5% (the “Promissory Note”).  NPT assigned to its own shareholders all of the Shares of Offshore issued upon closing of the Share Purchase Agreement.

NPT was incorporated in October of 2006 for the purpose of investing in oil and gas exploration assets.  In June of 2007, it entered into preliminary negotiations with a company that previously held the exploration rights for the area covered by the Licenses, known as the “Blake Plateau project” and more fully described below in “PROPERTIES” (the “Licensed Area”).  In October of 2007, NPT purchased all of the data relating to the Licensed Area and engaged the prior operator to act as a consultant to assist NPT in obtaining from the Bahamian Government the legal right to explore the Licenses Area.  NPT’s then wholly-owned subsidiaries, Atlantic and Bahamas, applied to the Government of the Bahamas for such exploration rights (referred to herein as the “Licenses”).

In September of 2009 NPT and the Company began negotiations with the objective of transferring the Subsidiaries into the Company in order to facilitate the process of raising investment capital for further exploration of the Licensed Area.   At the time, three of the Company’s directors (Ryan Bateman, John Rainwater and Mickey Wiesinger) together held a controlling interest in NPT.  However, at such time none of the shareholders of NPT, including Ryan Bateman, John Rainwater and Mickey Wiesinger, were shareholders of the Company.  As a result, while the Company and NPT had a relationship, they were not under common control.  See “CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS” for more information.  As of the date of this registration statement, the issuance of the Licenses by the Bahamian Government is pending.  The Company will not pursue effectiveness of this registration statement until the Licenses have been granted to our Subsidiaries.

The License Applications

The Subsidiaries each have applied to the Government of the Commonwealth of the Bahamas for certain rights to explore for oil and gas in territorial waters controlled by the Commonwealth of the Bahamas.  We refer to such exploration rights as the “Licenses.”  The Subsidiaries will receive eight Licenses that are more fully described below in “PROPERTIES – Licenses for Exploration.”  The geographic location and area covered by the Licenses (the “Licensed Areas”) and a description of the work that has been performed on the Licensed Areas is described below in “PROPERTIES – Description of Licensed Areas”. As of May 25, 2010, the Bahamian Government published in three Bahamian publications the description of the licenses to be granted.  Publication is the final step prior to issuance of the Licenses. There is no assurance that the Licenses will be granted.   We will not list our shares on any exchange, or further pursue the effectiveness of this registration statement until our Subsidiaries have received the Licenses.

Upon issuance, Offshore will endeavor to secure the financing to undertake exploration of the area covered by the Licenses.  Our activities are subject to risks and uncertainties described herein under “RISK FACTORS.”  Potential investors in the Company’s Shares are strongly urged to review carefully such RISK FACTORS.

PROPERTIES

As further described below under “Licenses for Exploration,” the Subsidiaries each have applied to the Government of the Commonwealth of the Bahamas for certain rights to explore for oil and gas in territorial waters controlled by the Commonwealth of the Bahamas.  We refer to such exploration rights and the written agreements with the Bahamian Government that specify such rights as the “Licenses.”  The Subsidiaries will receive eight such Licenses.  The Licenses application process began on December 12, 2008.  Offshore will not list its shares on any exchange, or further pursue the effectiveness of the registration statement of which this prospectus forms a part, unless the Licenses are granted.

A portion of the purchase price paid by the Company to acquire the Subsidiaries was to obtain the following information.  This information forms the basis of our knowledge of the Licensed Areas.

•	A 1977 2D seismic data shoot by Tenneco Inc.
•	Geophysical analysis of a qualified engineer performed in1977 including 2D seismic data
•	Geophysical analysis of a qualified engineer regarding the 1977 seismic data
•	Gravity and magnetic data relating to the Blake Plateau, Bahamas

•	An Oil migration model relating to the Licensed Areas
•	Ocean floor seep satellite data - Bahamas
•	Core pressure analysis studies relating to the Licensed Areas
•	Source rock study and analysis of the Licensed Areas
•	Analog field analysis with volumetric calculations
•	A Logistical and marketing study – Bahamas
•	Misc. geological maps of the Bahamas including the Licensed Areas

The amount invested by the Subsidiaries to obtain the above information is eligible to be applied against work commitments required by the Licenses.

Licenses for Exploration

The Subsidiaries’ Licenses are pending and, we believe, close to being issued by the Bahamian Government.  While the terms and conditions of the Licenses cannot be stated with certainty until issuance, we anticipate, based upon drafts of the Licenses and discussions with the Bahamian Government, that the rights to be granted to the Subsidiaries will consist of eight separate Licenses covering geographic areas specified in each License and described below in “Description of Licensed Areas.”  They are designated as follows.

Subsidiary Holding License	Name Assigned to Specific Licensed Area

Atlantic Petroleum Ltd	License No. 1 Aphrodite
License No. 2 Mercury
License No. 3 Neptune
License No. 4 Venus

Bahamas Exploration Limited	License No. 5 Apollo
License No. 6 Poseidon
License No. 7 Hermes
License No. 8 Zeus

Term

In each case, the License will have an initial term of three (3) years with one option to renew for another three-year term.  After the second renewal term, the Licenses can be renewed for two more three-year terms at the discretion of the Bahamian Government as to all or a portion of the Licensed Area. At any time during the term of the Licenses, or any renewal terms, if we drill a well that can be developed into a producing well, the Subsidiary holding the License has a right to convert the License into a Lease.  The terms and conditions of such a Lease are described below in “Development and Conversion into Lease.”

Rent

Each License requires annual rent of $50,000 in the first year (already paid in each case with the application for the License) and $75,000 in the second year. The annual rent in the third year and any subsequent renewal years would be $100,000 per License.

Investment in Development

In addition to the payment of rent, Atlantic and Bahamas must invest specified amounts in the exploration and development of the Licensed Areas.  In the first year of each License, each of the Subsidiaries must invest an aggregate of $250,000 in qualifying expenditures for its four Licensed Areas.  The Subsidiaries each must then invest an aggregate of $375,000 in qualifying expenditures for its four Licensed Areas in the second and third years in order to maintain their respective Licenses.  Consequently, the Subsidiaries will invest an aggregate of $500,000 in the first year of the Licenses and $750,000 for each of the second and third years of the Licenses.  Of the amount due, Atlantic and Bahamas will receive credit for work performed and expense incurred to obtain information about the Licensed Areas prior to the date hereof.  In the event a Subsidiary has qualifying expenditures for a given Licensed Area greater than the amount required by the License, the surplus can be used to offset annual expenditure obligations in subsequent years.  If, at the end of the License term or any renewal period thereafter, a Subsidiary has not met the aggregate expenditure obligations for such term, such Subsidiary would owe a penalty to the Bahamian Government equal to one-half of the amount deficient.

Development and Conversion Into Lease

Each License entitles its holder to explore and operate oil and gas rigs in the Licensed Area, subject to certain approvals of the Bahamian Government, including approval of any and all third party operators or joint venturers.  In the event that we drill a well that can be developed into a producing well, the Subsidiary holding the License has a right to convert the License into a Lease which would contain substantially identical terms and conditions.  The Lease would have an initial term of ten years with one option to renew for an additional ten-year renewal term.  We would pay royalties to the Bahamian Government as follows.

Production Levels	Percentage Royalty based upon fair market value of the oil produced[1]

First 75,000 barrels/day	12½% of FMV

75,000 – 150,000 barrels/day	15% of FMV

150,000 – 250,000 barrels/day	17½ of FMV

All amounts in excess of 250,000 barrels	20% of FMV

Natural Gas	12 ½ % FMV

1  All royalty amounts are to be paid in U.S. dollars, unless an arrangement for payment in kind has been made.  The fair market value of the petroleum shall be determined by the mutual agreement of the parties.  Rent paid under the Lease shall be credited against royalty payments.

In the event a producing well is drilled and commences operation during the term of a License and such License has not been converted into a lease, the Subsidiary would be required to pay to the Bahamian Government royalties in an amount identical to the royalty that would be owned pursuant to a lease.

Additional Agreements

Each Subsidiary is required to maintain insurance issued by carriers approved by the Bahamian Government.  In addition, each of the Subsidiaries is required to post a bond of $1 million backing funding and performance of the investment in development to be undertaken pursuant to the Licenses, as described above in “Investment in Development” above.  Such bond must be backed by cash or cash equivalents and issued by an approved financial institution, and the amount of the bond is to be reduced at the end of each year by an amount equal to the actual amount expended on exploration.

The Subsidiaries are required to have a manager that is a Bahamian resident, and a qualified engineer must supervise any and all exploration and operation undertaken on the Licensed Areas.  The terms of the Licenses do not clearly state when a Bahamian manager is required to be on-site.  The Company expects to engage a local manager within six months of the Licenses being granted, such engagement to be on a consulting basis until such time as activity on the project requires a full-time manager.  The Company expects to contract for its offshore exploration drilling and will employ contractors with professional engineers on staff.  The Company will engage an engineer to oversee drilling operations.  Compensation for this engineer will be set at industry standard rates, based upon the experience of the engineer.

The Licenses may not be assigned without the written consent of the Bahamian Government.

We are generally obligated to conduct our operations in a manner that prevents contamination of the environment.  The Bahamian Government is authorized to oversee our operations and enforce these requirements pursuant to the Bahamian Petroleum Act.

Additional Agreements under Lease

In the event any License is converted into a lease, as described above, the Subsidiaries-lessee would be required to sell to refineries in the Bahamas up to 25% of the oil produced from such well.  During the term of any lease the Subsidiary-lessee would be required to indemnify the Bahamian Government from any third party claims.  In addition, the Bahamian Government would have the right to appoint a Bahamian Governmental official to such Subsidiary’s Board of Directors and the right to pre-empt the purchase of the output of a producing well in the event of war.

Neither the Prime Minister, the Minister of Energy or any Governmental Department of the Government of the Bahamas, or any person or body acting on their behalf, has formed or expressed an opinion that the Licensed Areas are, from their geological formation or otherwise, likely to contain petroleum.

Description of Licensed Areas

The following map shows the location of the Licensed Area.

Little Bahama Bank
SITE
United States
Florida Peninsula
5050
Miami
The Bahamas
Tongue of the Ocean Trough
Exuma Trough
Cay Sal
Great Bahama Bank
Bahama Platform
6119

The following are legal descriptions of the area covered by the Licenses.

LICENSED AREAS HELD BY ATLANTIC PETROLEUM LTD.

Limits of Area Aphrodite

All those lands or submarine areas or both situate in the Commonwealth of the Bahamas and having an approximate area of 848,630 acres.

The following coordinates specify the Southwestern corner of each of the ten (10) submarine blocks to be covered by License No. 1 (Area Aphrodite).

Block No.	Longitude		Latitude

16	79°	00' W	26°	50' N
17	78°	50' W	26°	50' N
18	78°	20' W	26°	40' N
19	78°	30' W	26°	50' N
20	78°	20' W	26°	50' N
9	79°	00' W	27°	00' N
46	79°	00' W	26°	40' N
3	78°	50' W	26°	40' N
5	78°	30' W	26°	40' N
4	78°	40' W	26°	40' N

Limits of Area Mercury

All those lands or submarine areas or both situate in the Commonwealth of the Bahamas and having an approximate area of 848,630 acres.

The following coordinates specify the Southwestern corner of each of the ten (10) submarine blocks to be covered by License No. 2 (Area Mercury).

Block No.	Longitude		Latitude

47	78°	20'W	27°	20' N
37	78°	40'W	27°	30' N
38	78°	30'W	27°	30' N
39	78°	20'W	27°	30' N
29	78°	20'W	27°	40' N
18	78°	20'W	27°	50' N
6	78°	20'W	28°	00' N
7	78°	10'W	28°	00' N
8	78°	00'W	28°	00' N
20	78°	00'W	27°	50 N

Limits of Area Neptune

All those lands or submarine areas or both indicated on the attached plat situate in the Commonwealth of the Bahamas and having an approximate area of 848,630 acres.

The following coordinates specify the Southwestern corner of each of the ten (10) submarine blocks to be covered by License No. 3 (Area Neptune).

Block No.	Longitude		Latitude

40	78°	10'W	27°	30'N
30	78°	10'W	27°	40'N
31	78°	00'W	27°	40'N
32	77°	50'W	27°	40'N
19	78°	10'W	27°	50'N
21	77°	50'W	27°	50'N
22	77°	40'W	27°	50'N
9	77°	50'W	28°	00'N
10	77°	40'W	28°	00'N
11	77°	30'W	28°	00'N

Limits of Area Venus

All those lands or submarine areas or both indicated on the attached plat situate in the Commonwealth of the Bahamas and having an approximate area of 848,630 acres.

The following coordinates specify the Southwestern corner of each of the ten (10) submarine blocks to be covered by License No. 4 (Area Venus).

Block No.	Longitude		Latitude

11	78°	40'W	27°	00' N
12	78°	30'W	27°	00' N
13	78°	20'W	27°	00' N
45	78°	10'W	27°	00' N
10	78°	50'W	27°	00' N
1	79°	00'W	27°	10' N
2	78°	50'W	27°	10' N
6	78°	10'W	27°	10' N
43	79°	00'W	27°	20' N
48	78°	10'W	27°	20' N

LICENSED AREAS HELD BY BAHAMAS EXPLORATION LIMITED

Limits of Area Apollo

All those lands or submarine areas or both situate in the Commonwealth of the Bahamas and having an approximate area of 848,630 acres.

The following coordinates specify the Southwestern corner of each of the ten (10) submarine blocks to be covered by License No. 5 (Area Apollo).

Block No.	Longitude		Latitude

1	79°	10'W	28°	00' N
2	79°	00'W	28°	00' N
3	78°	50'W	28°	00' N
4	78°	40'W	28°	00' N
16	78°	40'W	28°	00' N
41	79°	20'W	27°	20' N
33	79°	20'W	27°	30' N
23	79°	20'W	27°	40' N
12	79°	20'W	27°	50' N
13	79°	10'W	27°	50' N

Limits of Area Hermes

All those lands or submarine areas or both situate in the Commonwealth of the Bahamas and having an approximate area of 848,630 acres.

The following coordinates specify the Southwestern corner of each of the ten (10) submarine blocks to be covered by License No. 6 (Area Hermes).

Block No.	Longitude		Latitude

14	79°	20'W	26°	50' N
7	79°	20'W	27°	00' N
49	79°	20'W	27°	10' N
50	79°	10'W	27°	10' N
8	79°	10'W	27°	00' N
15	79°	10'W	26°	50'N
42	79°	10'W	27°	20'N
34	79°	10'W	27°	30' N
24	79°	10'W	27°	40'N
35	79°	00'W	27°	30'N

Limits of Area Poseidon

All those lands or submarine areas or both situate in the Commonwealth of the Bahamas and having an approximate area of 848,630 acres.

The following coordinates specify the Southwestern corner of each of the ten (10) submarine blocks to be covered by License No. 7 (Area Poseidon).

Block No.	Longitude		Latitude

44	78°	50'W	27°	20'N
36	78°	50'W	27°	30'N
25	79°	00'W	27°	40'N
26	78°	50'W	27°	40'N
27	78°	40'W	27°	40'N
28	78°	30'W	27°	40'N
14	79°	00'W	27°	50'N
15	78°	50'W	27°	50'N
17	78°	30'W	27°	50'N
5	78°	30'W	28°	00'N

Limits of Area Zeus

All those lands or submarine areas or both situate in the Commonwealth of the Bahamas and having an approximate area of 169,726 acres.

The following coordinates specify the Southwestern corner of each of the two (2) submarine blocks to be covered by License No. 8 (Area Zeus).

Block No.	Longitude	Latitude

4	78° 20'W	27° 20'N
5	78° 30'W	27° 20'N

The eight Licenses cover a total of 6,110,136 acres.

Further Exploration

The Company has sufficient capital and exploration credits to ensure it meets its operating requirements over the next year.  The results of specific exploration activity on the Licenses will be released as they become available.

Regulations Governing Gas and Oil in the Commonwealth of the Bahamas

Our exploration activities are governed by the Government of the Bahamas, Petroleum Act which regulates all petroleum exploration in the Bahamas and their territorial waters.  The Act covers among other things, the granting of licenses, royalties to be paid to the government, pollution control, bonding, exemption from customs and duties and other ancillary rights.  Upon the granting of the Licenses, the Company and its Subsidiaries will be in compliance with all currently applicable regulations of the Bahamian Government.

FISCAL YEAR

Our fiscal year end is December 31st.

TRANSFER AGENT

Our Transfer Agent and Registrar for the Common Stock is Olde Monmouth Stock Transfer Co. Inc., 200 Memorial Parkway, Atlantic Highlands, New Jersey 07716.

EMPLOYEES

We have no full-time employees.  We rely primarily upon consultants and contractors to accomplish our administration and exploration activities.  We are not subject to a union labor contract or collective bargaining agreement.  Management services are provided by our executive officers on an "as-needed" basis.  We have no employment agreement with any of our officers and directors and we carry no key-man life insurance.

STOCK OPTION PLAN

On September 8, 2008, we adopted the 2008 Stock Option Plan (the "Plan") under which our officers, directors, consultants, advisors and employees may receive stock options.  The aggregate number of shares of common stock that may be issued under the plan is 5,000,000.  The purpose of the Plan is to assist us in attracting and retaining selected individuals to serve as directors, officers, consultants, advisors, and employees of Offshore who contribute to our success, and to achieve long-term objectives that will inure to the benefit of all shareholders through the additional incentive inherent in the ownership of our common stock.  Options granted under the plan will be either "incentive stock options", intended to qualify as such under the provisions of section 422 of the Internal Revenue Code of 1986, as from time to time amended (the "Code") or "unqualified stock options".  For the purposes of the Plan, the term "subsidiary" shall mean “Subsidiary Corporation,” as such term is defined in section 424(f) of the Code, and "affiliate" shall have the meaning set forth in Rule 12b-2 of the Exchange Act.

The Plan will be administered by the Board of Directors who will set the terms under which options are granted.  No options have been granted under the Plan as of the date of this prospectus.

COMPETITION

There is aggressive competition within the industry to discover and acquire properties considered to have commercial potential.  We compete for the opportunity to participate in promising exploration projects with other entities, many of which have much greater resources than we do.  In addition, we compete with others in efforts to obtain financing to explore and develop oil and gas properties.

HISTORY

We were incorporated in the State of New York on September 8, 1999 under the name "Enviroclens Inc." as a wholly owned subsidiary of another corporation.  Our then parent-corporation formed the Company in order to pursue a proposed business opportunity that was unrelated to its core business.  On September 30, 2002, our former parent corporation issued shares of the Company as a dividend to its shareholders.  The intended project did not proceed.  On January 23, 2007, the Company moved its jurisdiction and was re-domiciled in the State of Delaware.  On May 9, 2007, we changed our name to “Offshore Petroleum Corp.”

On September 15, 2008, John Rainwater and Mickey Wiesinger were appointed to the Board of Directors. At that time, Todd D. Montgomery, the then President and sole Director of the Company, resigned.  On March 12, 2009, Ryan Bateman was appointed to the Board of Directors and on December 1, 2009, Gary Adams was appointed to the Board of Directors.  On December 16, 2009, Howard Barth was appointed to the Board of Directors.  On January 14, 2010, Mr. Rainwater was made Chairman of the Board of Directors.

The Cayman Islands Subsidiaries, Atlantic and Bahamas were each acquired pursuant to a Share Purchase Agreement with NPT which closed as of November 30, 2009.  As of the closing date, the Subsidiaries each had pending applications with the Government of the Commonwealth of the Bahamas for certain rights to explore for oil and gas in territorial waters controlled by the Commonwealth of the Bahamas.  For more information regarding the Share Purchase Agreement and our Subsidiaries see “DESCRIPTION OF BUSINESS” AND “PROPERTIES” herein. For more information regarding NPT see “CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS” herein.

Private Placements

The Company completed private placements of 9,350,000 shares of its common stock at $0.10 per share on the following dates with the following investors.  These private placements were exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to exemptions provided by Regulation D and Regulation S promulgated thereunder.

Name	Date Issued	Shares	$

Sirius Intervest Ltd.	April 14, 2009	1,000,000	100,000
Allentown Consulting Corp.	June 25, 2009	1,500,000	150,000
Catalyst Trading Inc	April 28, 2009	750,000	75,000
Steven Pearce	April 28, 2009	500,000	50,000
Zul Rashid	May 1, 2009	200,000	20,000
Sirius Intervest Ltd.	May 8, 2009	1,000,000	100,000
Zul Rashid	Sept 29, 2009	150,000	15,000
Benjamin Marler	Sept 30, 2009	50,000	5,000
Shane Manning	October 14, 2009	100,000	10,000
Hubert Manning	October 15, 2009	100,000	10,000
Wade Alexander	October 27, 2009	250,000	25,000
Cottonwood Investments, LLC	November 16, 2009	2,000,000	200,000
Ray Westall	November 16, 2009	250,000	25,000
J. L. Guerra, Jr.	November 25, 2009	500,000	50,000
Pineview Worldwide Corp.	December 4, 2009	1,000,000	100,000

Total		9,350,000	935,000

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

PLAN OF OPERATIONS

In the event that we are successful in obtaining the Licenses from the Bahamian Government through our Subsidiaries, our main focus will be raising the additional financing necessary to pay rent owed under the Licenses for their initial three-year term and meet our exploration expenditure obligations.  For more information regarding the Licenses please see “PROPERTIES - Licenses for Exploration,” herein.  We may seek a joint venture partner with exploration experience and operational capability to undertake our exploration activities and assist with financing.  We will require substantial additional capital to implement this plan and additional financing to bring any one or more sites in the Licensed Area to production, if production is warranted and feasible.  We may raise additional capital through a public offering, private placements of our securities, a joint venture or through loans or some combination of the foregoing.  We estimate that we will have to raise approximately $4 million to fulfill the terms of the initial three years of the eight Licenses.  A future financing involving the issuance of Shares will dilute the existing shareholders.  If, following exploration, we believe that any one or more sites in the Licensed Area warrants development, we will engage a third party to undertake a feasibility study to asses whether a reserve exists.  If a reserve is found to exist, we will consider options for development, including a joint venture with a significant producing company or obtaining further financing and contracting for development and production.

Discussion of Operations & Financial Condition for the three month period ended March 31, 2010 and the twelve-month periods ended December 31, 2009 and 2008.

Offshore has no source of revenue and we continue to operate at a loss.  We have no oil or gas reserves of any kind.  We expect our operating losses to continue for so long as we remain in an exploration stage and perhaps thereafter.  As at March 31, 2010 we had accumulated losses of $369,818 and as at December 31, 2009, we had accumulated losses of $224,746.  Our ability to emerge from the exploration stage and conduct production operations is dependent, in large part, upon our ability to raise additional financing.  The report of our independent auditors, on our audited financial statements for the twelve-month periods ended December 31, 2009 and 2008, indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern.  Our continued operations are dependent on our ability to obtain financing and upon our ability to achieve future profitable operations from the development of our oil exploration properties.  If we are not able to continue as a going concern, it is likely that our investors will lose their investment.

As described in greater detail below, the Company’s major endeavor for the three month period ended March 31, 2010 pursuing the delivery of the Licenses from the Bahamian Government. For the year ended December 31, 2009 the Company’s major endeavor was its effort to complete the acquisition of Atlantic and Bahamas and to raise additional working capital.  When the Licenses are granted by the Bahamian Government, we will continue our efforts to raise additional capital to pursue exploration activities on the Licensed Areas.

SELECTED FINANCIAL INFORMATION FOR THE THREE MONTH PERIODS ENDED MARCH 31, 2010 AND MARCH 31, 2009

	Three months ended	Three months ended
	March 31, 2010	March 31, 2009
	(unaudited)	(unaudited)

Revenues	Nil	Nil
Net Loss	$145,072	$26,101
Loss per share-basic and diluted	$0.01	$0.00
Total Assets	$3,748,162	$100
Total Liabilities	$1,586,998	$36,859
Cash dividends declared per share	Nil	Nil

For the three month period ended March 31, 2010, total assets included cash of $747,793, deposits for License applications of $720,000, prepaid assets of $725 and oil and gas properties of $2,279,644.   The Company had $100 of cash in assets at March 31, 2009.

Revenues

No revenue was generated by the Company’s operations during the three month period ended March 31, 2010 or the three month period ended March 31, 2009.

Three month period ended March 31, 2010 (unaudited)

(a) General and Administrative Expense

Included in operating expenses for the three month period ended March 31, 2010 are general and administrative expenses of $106,900, as compared with $26,101 for the three month period ended March 31, 2009.  General and administrative expense represented 73% of the total operating expense the three month period ended March 31, 2010 and 100% of the total operating expense for the three month period ended March 31, 2009.  General and administrative expense increased by $80,799 in the three month period ended March 31, 2010, compared to the three month period ended March 31, 2009.  These expenses include (a) $29,453 in fees for general administrative services including bookkeeping and support for private placements, (b) $4,580 in general office expense, (c) $2,603 for transfer agent fees, (d) $2,967 in filing fees (e) $3,977 in investor relations expenses (f) $18,042 in legal expense, (g) $18,750 in interest expense on the promissory note payable to NPT and (h) $427 in bank charges.

(b) Project Expense

The Company had no exploration activity prior to March 31, 2010 and as a result there were no project expenses for the three month periods ended March 31, 2010 and March 31, 2009.

Liquidity and Capital Resources for the three month periods ended March 31, 2010 and March 31, 2009

The following table summarizes the company’s cash flows and cash in hand:

	Three months ended	Three months ended
	March 31, 2010	March 31, 2009
	(Unaudited)	(Unaudited)

Cash	$747,793	$100
Working capital (deficiency)	$1,381,520	$(36,759)
Cash used in operating activities	$49,137	$ Nil
Cash provided by investing activities	$ Nil	$ Nil
Cash provided by financing activities	$ Nil	$100

As at March 31, 2010, the Company had working capital of $1,381,520 as compared to a working capital deficiency of $36,759 as of March 31, 2009. During the three-month period ended March 31, 2010 the Company did not raise any additional capital, nor did it generate any revenues; as a result its ongoing operating expenses decreased its working capital from December 31, 2009.

SELECTED FINANCIAL INFORMATION FOR THE YEARS ENDED DECEMBER 31, 2009 AND DECEMBER 31, 2008

	Dec. 31, 2009	Dec. 31, 2008
	(Audited)	(Audited)

Revenues	Nil	Nil
Net Loss	$201,230	$10,862
Loss per share-basic and diluted	$0.01	$0.00
Total Assets	$3,796,574	Nil
Total Liabilities	$1,544,284	$10,758
Cash dividends declared per share	Nil	Nil

For the year ended December 31, 2009, total assets included cash of $796,930, deposits for License applications of $720,000 and oil and gas properties of $2,279,644.   The Company had no assets as of December 31, 2008.  For more information regarding private placements, please see “Private Placements” below.

Revenues

No revenue was generated by the Company’s operations during the year ended December 31, 2009 or the year ended December 31, 2008.

Net Loss

The significant components of expense that have contributed to the total net loss are discussed as follows:

Year ended December 31, 2009 (Audited)

(a) General and Administrative Expense

Included in operating expenses for the year ended December 31, 2009 are general and administrative expenses of $172,965, as compared with $10,862 for the year ended December 31, 2008.  General and administrative expense represented 86% of the total operating expense for the year ended December 31, 2009 and 100% of the total operating expense for the year ended December 31, 2008.  General and administrative expense increased by $162,103 in the current year, compared to the prior year.  These expenses include (a) $118,190 in fees for general administrative services including bookkeeping and support for private placements, (b) $13,802 in general office expense, (c) $1,179 for logo and graphic design, (d) $4,330 for franchise tax and registered agent fees, (e) $15,426 in legal expense, (f) $12,079 in audit fees, (g) $1,109 in filing fees with the SEC and the Alberta Securities Commission, (h) $6,250 in interest expense on the promissory note payable to NPT and (i) $600 in bank charges.

 (b) Project Expense

The Company had no exploration activity prior to December 31, 2009 and as a result there were no project expenses for the twelve-month periods ended December 31, 2009 and 2008.

Liquidity and Capital Resources for the year ended December 31, 2009

The following table summarizes the company’s cash flows and cash in hand for year ended December 31, 2009.

	Year ended	Year ended
	Dec. 31, 2009	Dec. 31, 2008

Cash	$796,930	$	Nil
Working capital (deficiency)	$1,472,646		$(10,758)
Cash used in operating activities	$138,170		$104
Cash provided by investing activities	$ Nil	$	Nil
Cash provided by financing activities	$935,100		$104

As at December 31, 2009, the Company had working capital of $1,472,646 as compared to a working capital deficiency of $10,758 as of December 31, 2008. Working capital increased substantially from the prior year as a result of: (a) $935,000 (gross) in capital raised through a private placement in during the year ended December 31, 2009 by issuing common shares for cash, (b) a deposit of $720,000 held by the Government of Bahamas, which is included in the purchase price of Atlantic and Bahamas, and (c) an increase in accounts payable and accrued liabilities of $33,526.

The company had negative operating cash flows of $138,170 and no revenue for the year ended December 31, 2009.

The negative operating cash flow includes operating losses of $202,143 made up of general and administrative expenses, as described in further detail under “Selected Financial Information – Net Loss”, and deferred compensation incurred during the year ended December 31, 2009.

The Company had $796,930 in cash at December 31, 2009. The Company is confident it can meet its cash requirements and maintain its operations during the current fiscal year.

The Company had positive cash flows from financing activities of $935,100 for the year ended December 31, 2009.

During the year ended December 31, 2009 the Company issued a total of 9,350,000 Shares for an aggregate of $935,000. Sale of such Shares were exempt from registration under the Securities Act pursuant to Regulation D or Regulation S promulgated thereunder.

On March 9, 2009 the Board of Directors determined that it would be advisable for the Company to raise $3,000,000 to use as working capital and passed a resolution authorizing the issuance of up to 30,000,000 Shares at a price of $0.10 per Share. As of December 31, 2009, the Company had raised $935,000 through the issuance of 9,350,000 Shares, which the Board determined to be adequate at that time.  Consequently, on January 19, 2010 the Board revoked its prior resolution to raise $3 million and defer further financing efforts.

Our main focus will be raising the additional financing necessary to pay rent owed under the Licenses, when granted, for their initial three-year term and meet our exploration expenditure obligations.  We may seek a joint venture partner with exploration experience and operational capability to undertake our exploration activities and assist with financing.  We will require substantial additional capital to implement this plan and additional financing to bring any one or more sites in the Licensed Area to production, if production is warranted and feasible.  We may raise additional capital through a public offering, private placements of our securities, a joint venture or through loans or some combination of the foregoing.  We estimate that we will require an additional $4 million (approximately) to fulfill the terms of the initial three year-term of each License.  Any future financing involving the issuance of Shares will dilute the existing shareholders.

Recent Accounting Pronouncements

FASB ASC TOPIC 805 – “Business Combinations.”  The objective of this topic is to enhance the information that an entity provides in its financial reports about a business combination and its effects.  The Topic mandates: (i) how the acquirer recognizes and measures the assets acquired, liabilities assumed and any non-controlling interest in the acquiree; (ii) what information to disclose in its financial reports and; (iii) recognition and measurement criteria for goodwill acquired.  This Topic is effective for any acquisitions made on or after December 15, 2008.  The adoption of this Topic did not have a material impact on the Company’s financial statements and disclosures.

FASB ASC TOPIC 810 – “Noncontrolling Interests.”  The objective of this Topic is to improve the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards that require: (i) the ownership interests in subsidiaries held by parties other than the parent be clearly identified, labeled, and presented in the consolidated statement of financial position within equity, but separate from the parent's equity; (ii) the amount of consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated statement of income; (iii) changes in a parent's ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently; (iv) when a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary be initially measured at fair value. The gain or loss on the deconsolidation of the subsidiary is measured using the fair value of any noncontrolling equity investment rather than the carrying amount of that retained investment and; (v) entities provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the non-controlling owners.  This Topic is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Earlier adoption is prohibited.  The adoption of this Topic did not have a material impact on the Company’s financial statements and disclosures.

FASB ASC TOPIC 815 – “Derivatives and Hedging.” The use and complexity of derivative instruments and hedging activities have increased significantly over the past several years.  This Topic requires enhanced disclosures about an entity's derivative and hedging activities and thereby improves the transparency of financial reporting. This Topic is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged.   The adoption of this Topic did not have a material impact on the Company’s financial statements and disclosures.

FASB ASC TOPIC 944 – “Financial Services – Insurance.”  Diversity exists in practice in accounting for financial guarantee insurance contracts by insurance enterprises. That diversity results in inconsistencies in the recognition and measurement of claim liabilities because of differing views about when a loss has been incurred. This Topic requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation. This Topic is effective for financial statements issued for fiscal years beginning after December 15, 2008, and all interim periods within those fiscal years, except for some disclosures about the insurance enterprise's risk-management activities.  The adoption of this Topic did not have a material impact on the Company’s financial statements and disclosures.

FASB ASC TOPIC 855 - “Subsequent Events.”  In May 2009, the FASB issued Topic 855, which establishes general standards of accounting and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. In particular, this Topic sets forth: (i) the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, (ii) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements, (iii) the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. This Topic should be applied to the accounting and disclosure of subsequent events. This Topic does not apply to subsequent events or transactions that are within the scope of other applicable accounting standards that provide different guidance on the accounting treatment for subsequent events or transactions. This Topic was effective for interim and annual periods ending after June 15, 2009.

In February 2010, the FASB issued ASU 2010-09-Subsequent Event (Topic 855) Amendments to certain recognition and disclosure requirements.  ASU 2010-09 removes the requirements for an SEC filer to disclose a date through which subsequent events have been evaluated in both issued and revised financial statements.  The Company adopted ASU 2010-09 in February 2010 and did not disclose the date through which subsequent events have been evaluated.

FASB ASC TOPIC 105 - “The FASB Accounting Standard Codification and the Hierarchy of Generally Accepted Accounting Principles.” In June 2009, the FASB issued Topic 105, which became the source of authoritative GAAP recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. On the effective date of this Topic, the Codification will supersede all then-existing non-SEC accounting and reporting standards. All other non-SEC accounting literature not included in the Codification will become non-authoritative. This Topic identifies the sources of accounting principles and the framework for selecting the principles used in preparing the financial statements of nongovernmental entities that are presented in conformity with GAAP and arranged these sources of GAAP in a hierarchy for users to apply accordingly. This Topic is effective for financial statements issued for interim and annual periods ending after September 15, 2009.  References made to authoritative FASB guidance throughout the consolidated financial statements have been updated to the applicable codification section.

FASB ASC TOPIC 320 - “Recognition and Presentation of Other-Than-Temporary Impairments.”   In April 2009, the FASB issued Topic 320 amends the other-than-temporary impairment guidance in GAAP for debt securities to make the guidance more operational and to improve the presentation and disclosure of other-than-temporary impairments on debt and equity securities in the financial statements. This Topic does not amend existing recognition and measurement guidance related to other-than-temporary impairments of equity securities. The Topic is effective for interim and annual reporting periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. Earlier adoption for periods ending before March 15, 2009, is not permitted. This Topic does not require disclosures for earlier periods presented for comparative purposes at initial adoption. In periods after initial adoption, this Topic requires comparative disclosures only for periods ending after initial adoption. The adoption of this Topic did not have a material impact on the Company’s financial statements and disclosures.

FASB ASC TOPIC 860 - “Accounting for Transfer of Financial Assets and Extinguishment of Liabilities.”  In June 2009, the FASB issued additional guidance under Topic 860 which improves the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial statements about a transfer of financial assets; the effects of a transfer on its financial position, financial performance, and cash flows; and a transferor’s continuing involvement, if any, in transferred financial assets. This additional guidance requires that a transferor recognize and initially measure at fair value all assets obtained (including a transferor’s beneficial interest) and liabilities incurred as a result of a transfer of financial assets accounted for as a sale. Enhanced disclosures are required to provide financial statement users with greater transparency about transfers of financial assets and a transferor’s continuing involvement with transferred financial assets. This additional guidance must be applied as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period and for interim and annual reporting periods thereafter. Earlier application is prohibited. This additional guidance must be applied to transfers occurring on or after the effective date.  The adoption of this Topic is not expected to have a material impact on the Company’s financial statements and disclosures.

FASB ASC TOPIC 810 - “Consolidation of Variables Interest and Special Purpose Entities.”  In June 2009, the FASB issued Topic 810, which requires an enterprise to perform an analysis to determine whether the enterprise’s variable interest or interests give it a controlling financial interest in a variable interest entity. This analysis identifies the primary beneficiary of a variable interest entity as the enterprise that has both of the following characteristics: (i) The power to direct the activities of a variable interest entity that most significantly impact the entity’s economic performance and (ii) The obligation to absorb losses of the entity that could potentially be significant to the variable interest entity or the right to receive benefits from the entity that could potentially be significant to the variable interest entity. Additionally, an enterprise is required to assess whether it has an implicit financial responsibility to ensure that a variable interest entity operates as designed when determining whether it has the power to direct the activities of the variable interest entity that most significantly impact the entity’s economic performance. This Topic requires ongoing reassessments of whether an enterprise is the primary beneficiary of a variable interest entity and eliminate the quantitative approach previously required for determining the primary beneficiary of a variable interest entity, which was based on determining which enterprise absorbs the majority of the entity’s expected losses, receives a majority of the entity’s expected residual returns, or both. This Topic is effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter. Earlier application is prohibited.  The adoption of this Topic is not expected to have a material impact on the Company’s financial statements and disclosures.

FASB ASC TOPIC 820 - “Fair Value measurement and Disclosures”, an Accounting Standard Update. In September 2009, the FASB issued this Update to amendments to Subtopic 82010, “Fair Value Measurements and Disclosures”. Overall, for the fair value measurement of investments in certain entities that calculates net asset value per share (or its equivalent). The amendments in this Update permit, as a practical expedient, a reporting entity to measure the fair value of an investment that is within the scope of the amendments in this Update on the basis of the net asset value per share of the investment (or its equivalent) if the net asset value of the investment (or its equivalent) is calculated in a manner consistent with the measurement principles of Topic 946 as of the reporting entity’s measurement date, including measurement of all or substantially all of the underlying investments of the investee in accordance with Topic 820. The amendments in this Update also require disclosures by major category of investment about the attributes of investments within the scope of the amendments in this Update, such as the nature of any restrictions on the investor’s ability to redeem its investments at the measurement date, any unfunded commitment, and the investment strategies of the investees. The major category of investment is required to be determined on the basis of the nature and risks of the investment in a manner consistent with the guidance for major security types in GAAP on investments in debt and equity securities in paragraph 320-10-50-lB. The disclosures are required for all investments within the scope of the amendments in this Update regardless of whether the fair value of the investment is measured using the practical expedient. The amendments in this Update apply to all reporting entities that hold an investment that is required or permitted to be measured or disclosed at fair value on a recurring or non recurring basis and, as of the reporting entity’s measurement date, if the investment meets certain criteria The amendments in this Update are effective for the interim and annual periods ending after December 15, 2009. Early application is permitted in financial statements for earlier interim and annual periods that have not been issued.  The adoption of this Topic did not have a material impact on the Company’s financial statements and disclosures.

FASB ASC TOPIC 740 - “Income Taxes”, an Accounting Standard Update. In September 2009, the FASB issued this Update to address the need for additional implementation guidance on accounting for uncertainty in income taxes. For entities that are currently applying the standards for accounting for uncertainty in income taxes, the guidance and disclosure amendments are effective for financial statements issued for interim and annual periods ending after September 15, 2009.  The adoption of this Update did not have a material impact on the Company’s financial statements and disclosures.

In December 2008, the SEC issued revised reporting requirements for oil and natural gas reserves that a company holds.  Included in the new rule entitled “Modernization of Oil and Gas Reporting Requirements”, are the following changes: 1) permitting use of new technologies to determine proved reserves, if those technologies have been demonstrated empirically to lead to reliable conclusions about reserve volumes; 2) enabling companies to additionally disclose their probable and possible reserves to investors, in addition to their proved reserves; 3) allowing previously excluded resources, such as oil sands, to be classified as oil and natural gas reserves rather than mining reserves; 4) requiring companies to report the independence and qualifications of a preparer or auditor, based on current Society of Petroleum Engineers criteria; 5) requiring the filing of reports for companies that rely on a third party to prepare reserve estimates or conduct a reserve audit; and 6) requiring companies to report oil and natural gas reserves using an average price based upon the prior 12-month period rather than year-end policies.  The new requirements are effective for registration statements filed on or after January 1, 2010, and for annual reports on Form 10K for fiscal years ending on or after December 31, 2009.  Early adoption is not permitted.  The Company is currently assessing the impact that adoption of this rule will have on its financial disclosures.

In January 2010, the FASB issued Accounting Standards Update (ASU) No. 2010-03 – “Oil and Gas Reserve Estimation and Disclosures.”  The ASU aligns the current oil and gas reserve estimation and disclosure requirements of FASB Accounting Standards Codification Topic 932, Extractive Activities – Oil and Gas, with those in SEC Final Rule Release No. 33-8995, Modernization of Oil and Gas Reporting.  The ASU will be effective for reporting periods ending on or after December 31, 2009.  The Company is currently assessing the impact that adoption of this rule will have on our financial statements.

Critical Accounting Policies

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires us to make estimates and assumptions that affect reported amounts of assets and liabilities at the date of the financial statements, the reported amount of revenues and expenses during the reporting period and related disclosure of contingent assets and liabilities.  On an ongoing basis, we evaluate our estimates and judgments.  To the extent actual results differ from those estimates, our future results of operations may be affected.  Going forward, once the Company begins exploration and production of its oil and gas reserves (if reserves are established), we anticipate that the following accounting policies will become critical to the preparation of our financial statement:  As of the date of this prospectus, the Company has no “reserves” as that term is used in the oil and gas industry and for financials reporting purposes.  The Company is in an exploration stage.

Full Cost Accounting Method

The Company accounts for its oil and gas producing activities using the full cost method of accounting as prescribed by the United States Securities and Exchange Commission (“SEC”).  Accordingly, all costs associated with the acquisition of properties and exploration with the intent of finding proved oil and gas reserves contribute to the discovery of proved reserves, including the costs of abandoned properties, dry holes, geophysical costs, and annual lease rentals are capitalized.  All general corporate costs are expensed as incurred.  In general, sales or other dispositions of oil and gas properties are computed on the units of production method based on all proved reserves on a country-by-country basis.  The net capitalized costs of evaluated oil and gas properties (full cost ceiling limitation) are not to exceed their related estimated further net revenues from proved reserves discounted at 10% and the lower of cost of estimated fair value of unproved properties, net of tax considerations.  These properties are included in the amortization pool immediately upon the determination that the well is dry.

Unproved properties consist of lease acquisition costs and costs on wells currently being drilled on the properties.  The recorded costs of the investment in unproved properties are not amortized until provided reserves associated with the projects can be determined or until they are impaired.  Unevaluated oil and gas properties are assessed at least annually for impairment either individually or on an aggregate basis.

Estimates of Proved Oil and Gas Reserves

Estimates of proved oil and gas reserves will have a significant impact on the carrying value of our oil and gas properties, the related property amortization expense and related property impairment expense. Volumes of reserves actually recovered and cash flows actually received from actual production may differ significantly from the proved reserve estimates and the related projected cash flows, respectively.  As of the date of this prospectus, the Company has no “reserves” as that term is used in the oil and gas industry and for financials reporting purposes.  The Company is in an exploration stage.

Asset Retirement Obligation

Asset retirement obligations (“ARO”) associated with the retirement of a tangible long-lived asset, including natural gas and oil properties, are recognized as liabilities in the period in which it is incurred and become determinable, with an offsetting increase in the carrying amount of the associated assets.  The cost of tangible long-lived assets, including the initially recognized ARO, is depleted, such that the cost of the ARO is recognized over the useful life of the assets.  The ARO is recorded at fair value, and accretion expense is recognized over time as the discounted fair value is accreted to the expected settlement value.

The fair value of the ARO is measured using expected future cash flow, discounted at the Company’s credit-adjusted risk-free interest rate.

Impairment of Long-Lived Assets

The carrying value of intangible assets and other long-lived assets are reviewed on a regular basis for the existence of facts or circumstances that may suggest impairment.  The Company recognizes impairment when the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset.  Impairment losses, if any, are measured as the excess of the carrying amount of the asset over its estimated fair value.  Impairment on the properties with unproved reserves is evaluated by considering criteria such as future drilling plans for the properties, the results of geographic and geologic data related to the unproved properties and the remaining term of the property leases.

Basis loss per share

Basic loss per share is computed using the weighted average number of shares outstanding during the period.  Diluted earnings per share are computed similar to basic income per share except that the denominator is increased to include the number of common stock equivalents.  Common stock equivalents represent the dilutive effect of the assumed exercise of any outstanding stock equivalents, using the treasury stock method, at either the beginning of the respective period presented or the date of issuance, whichever is later, and only if the common stock equivalents are considered dilutive based upon the Company’s net income (loss) position at the calculation date.  There are no common stock equivalents outstanding and, thus, diluted and basic loss per share are the same.

Income Taxes

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Deferred income taxes are provided using the liability method.  Under the liability method, deferred income taxes are recognized for all significant temporary differences between the tax and financial statement bases of assets and liabilities.

Current income tax expense (recovery) is the amount of income taxes expected to be payable (recoverable) for the current period.  A deferred tax asset and/or liability is computed for both the expected future impact of differences between the financial statement and tax bases of assets and liabilities and for the expected future tax benefit to be derived from tax losses.  Valuation allowances are established when necessary to reduce deferred tax asset to the amount expected to be “more likely than not” realized in future tax returns.  Tax law and rate changes are reflected in income in the period such changes are enacted.

Off-Balance Sheet Arrangement

The Company had no off balance sheet transactions at March 31, 2010 or December 31, 2009.

Contractual Obligations and Commercial Commitments

As of January 1, 2009, the Company entered into a Consulting Services Contract with Lance Capital Corp. (“Lance”) pursuant to which Lance will administer the Company’s daily corporate operations for a period of one year. Under the Consulting Services Contract the Company is required to pay Lance $7,500 per month as consideration for such services.  Lance provides a full compliment of administrative and corporate services, including bookkeeping, investor support, contract negotiation and administration, oversight of consultants, oversight of and assistance in all public filings and financial statements, assistance to a market maker in the OTC Bulletin Board listing process if required, oversight of the website (when applicable) and administration of the Company’s expense payments pursuant to internal control procedures implemented by the Board of Directors.

On October 20, 2009, the Company entered into a Consulting Agreement with Pembroke Communications Corp. (“Pembroke”) for certain consulting services for a term of expiring September 30, 2011.  The Company shall issue 1,500,000 Shares of restricted common stock which shall be earned in the following manner:  1,500,000 shares will be earned by Pembroke in equal installments of 500,000 shares on April 1, 2010, October 1, 2010 and April 1, 2011.  The Consultant must return any unearned shares upon termination of the Consulting Agreement.  Pursuant to the Consulting Agreement, Pembroke will assist the Company in communicating its announcements, publicizing financial statements and accessing institutional and other investors throughout the world.  The Pembroke office with which we have contracted is based in Panama.

On October 20, 2009, the Company entered into a Consulting Agreement with Power One Capital Corp. (“Power One”) for certain consulting services for a term of expiring September 30, 2011.  The Company shall issue 1,500,000 Shares of restricted common stock which will be earned in the following manner:  1,500,000 shares will be earned by Power One in equal installments of 500,000 shares on April 1, 2010, October 1, 2010 and April 1, 2011.  The Consultant must return any unearned shares upon termination of the Consulting Agreement.  Power One will assist the Company with strategic and operating advice and may introduce strategic investors to the Company.  If the Company seeks a joint venture partner to assist it with drilling and other exploration operations in the Licensed Areas, Power One will assist the Company in finding a suitable joint venture partner and negotiating the joint venture agreement.  The Power One office with which we have contracted is based in Panama.

On November 30, 2009, the Company closed a Share Purchase Agreement with NPT to purchase from NPT all of the equity stock of two Cayman Island companies.  Pursuant to the Share Purchase Agreement, Offshore acquired its two Subsidiaries, Atlantic Petroleum Ltd. and Bahamas Exploration Limited, pending the issuance of the Licenses, as described above.  Offshore paid $3,000,000 for the equity stock of the two subsidiaries to NPT as follows: (a) 15 million Shares of Offshore valued at $0.10 per share and (b) a promissory note with a face amount of $1.5 million payable over a two-year term and bearing interest at a rate of 5% per year.

Each of the eight Licenses to be received by Atlantic and Bahamas will have an initial three-year term and require advance annual rental payments of $50,000 per License in the first year (already paid upon application for the Licenses), $75,000 in the second year and $100,000 in the third year.  Atlantic and Bahamas each are required to spend an aggregate of $250,000 on qualifying exploration and/or development expenditures in the first year on their four respective Licensed Areas and an aggregate of $375,000 in each of the two following years.  Each of Atlantic and Bahamas are required to post a $1,000,000 bond for performance of the work commitments.  See the section entitled “PROPERTIES – Licenses for Exploration” for more information.

DISCLOSURE CONTROLS AND PROCEDURES

Our Chief Executive Officer (CEO) and Chief Financial Officer (CFO) evaluated the effectiveness of the design and operation of our disclosure controls and procedures, as required by Exchange Act Rule 13a-15(e). Based on that evaluation, our CEO and CFO concluded that our disclosure controls and procedures were effective.

Management of Offshore is responsible for establishing and maintaining adequate internal control over financial reporting.  Internal control over financial reporting is defined in Rule 13a-15(f) or 15d-15(f) promulgated under the Securities Exchange Act of 1934 as a process designed by, or under the supervision of, the company's principal executive officer and principal financial officers and effected by the company's board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States and includes those policies and procedures that:

* Pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the company;

* Provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with accounting principles generally accepted in the United States and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and

* Provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the company's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements.  Even those systems determined to be effective can provide only reasonable assurance with respect to financial statement preparation and presentation.  Because of the inherent limitations of internal control, there is a risk that material misstatements may not be prevented or detected on a timely basis by internal control over financial reporting.  However, these inherent limitations are known features of the financial reporting process.  Therefore, it is possible to design into the process safeguards to reduce this risk.

In making this assessment, management, used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission in the Internal Control-Integrated Framework. Based on its assessment, management has concluded that the Company's disclosure controls and procedures and internal control over financial reporting is effective based on those criteria.

There have been no changes to the Company’s internal controls over financial reporting since they were adopted by the Board of Directors on June 15, 2009.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

As of the date of this prospectus, there are 45,450,000 shares of common stock outstanding, held by 564 shareholders of record.  We are registering a total of 17,502,500 Shares in this prospectus, which will be available for re-sale when this prospectus becomes effective.

We have outstanding 27,947,500 Shares not covered by this prospectus.  Such shares are considered “restricted shares” under applicable U.S. securities regulations and cannot be re-sold unless an exemption from registration under the Securities Act is available. Other than the Shares covered by this prospectus, we have not agreed to register any of our securities under the Securities Act for sale by shareholders.

To date we have not paid any dividends on our common stock and we do not expect to declare or pay any dividends on our common stock in the foreseeable future.  Payment of any dividends will depend upon our future earnings, if any, our financial condition, and other factors deemed relevant by the Board of Directors.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, CONTROL PERSONS

Board of Directors

The following persons are Directors of Offshore Petroleum as of the date of this prospectus.  Each Director will serve until the next meeting of shareholders or until replaced.

Name	Position Held with the Company	Date First Elected or Appointed	Age	Estimate of Time to be Allocated to the Company (1)

John Rainwater	Director and Chairman of the Board, President and Chief Executive Officer	September 15, 2008	62	30%

Mickey Wiesinger	Director, Chief Financial Officer and Secretary	September 15, 2008	60	30%

Ryan Bateman	Director	March 12, 2009	36	15%

Gary Adams	Director	December 1, 2009	59	As Required

Howard Barth	Director	December 16, 2009	57	As Required

(1)
The estimates of time to be allocated to the business of the Company in this column will increase at such time as the Company commences exploration activities.  Mr. Adams and Mr. Barth will make themselves available for committee and board meetings as required.

Business Experience

The following table lists the positions held by our directors in other companies and the periods during which such positions were held.

Name	Company	Symbol	Position	Dates

John Rainwater	JROC (JR’s Oil Company)		CEO	Presently
	Pacific Energy Resources, Ltd. (TSX)	PFE	COO	Sept. 2006- present
	Carneros Energy, Inc.		CEO	April 2001 – Sept. 2006
	R & R Offshore Resources, Ltd.		Managing Director	April 1998- present
	Gothic Energy Corporation (OTCBB)	GOTH		1994 – 1998
	Energy Exchange Corporation (NYSE)	EEX		1981 – 1986

Mickey Wiesinger	JROC (JR’s Oil Company)		CFO	Presently
	Pacific Energy Resources, Ltd. (TSX)	PFE	CFO	July 2006 – Dec. 2008
	Carneros Energy, Inc.		CFO	2001 – July 2006

Ryan Bateman	Bateman & Company, Ltd.		Managing Director	Dec. 2004 – present

Gary Adams	Adams Affiliates, Inc.		President	Presently

Howard Barth	China Auto Logistics Inc. (OTCBB)	CALG	Director	Nov. 2008 – present
	New Oriental Energy & Chemical Corporation (NASDAQ)	NOEC	Director	April 2007 – present
	Nuinsco Resources Inc. (TSX)	NWI	Director	Dec. 2005 – present
	Yukon Gold Corporation Inc. (OTCBB)	YGDC	Director	June 2005 – May 2009
	Orsus Zelent Technologies Inc. (AMEX)	ORS	Director	Feb. 2007 – Oct. 2008
	Uranium Hunter Corporation (OTCBB)	URHN	Director	Mar. 2007 – Oct. 2008

John Rainwater – Mr. Rainwater has over thirty years experience as an executive in the public and private oil and gas industry, both domestically and internationally.  He as served as the Chief Executive Officer of Energy Exchange Corporation (NYSE), Integrated Petroleum Corporation, and Carneros Energy Corporation (a Warburg Pincus portfolio company).  He co-founded and served as an officer and director of Gothic Energy Corporation (NASDAQ) and has been the Managing Director of R&R Offshore Resources as well as the Bahamas Exploration Company since their inception.  He also was the chief operating officer and executive vice president of Pacific Energy Resources Ltd, a TSX-listed company.  In 1986 Mr. Rainwater served as the financial advisor to Sol Petroleum of Argentina in connection with Sol Petroleum’s acquisition of OXY’s Bolivia production and acreage.  Companies that he has founded and/or managed have drilled more than 1,000 oil and gas wells in the U.S., Canada, Bolivia, and international waters.  Mr. Rainwater holds a Bachelor of Science in economics/finance magna cum laude and a MBA in management magna cum laude from the University of Tulsa.  He also serves as a Board Member of the California Independent Producers Association and the Board of Petroleum Industry Advisors to Gerson Lehman Partners of New York.

Mickey Wiesinger – Mr. Wiesinger is a certified public accountant. He earned a Bachelor of Business Administration degree from Texas A&M University and a Masters of Business Administration degree from the University of Phoenix.  Mr. Wiesinger served as Accounting Manager of Superior Oil Company from 1972 until 1982,  in both the Philippine Islands and in the U.S. Mr. Wiesinger has also served as Vice President and Chief Financial Officer of Ferguson Energy, a California Independent producer, Carneros Energy Corporation (a Warburg Pincus portfolio company) and Pacific Energy Resources Ltd. (a TSX-listed  company).

Ryan Bateman – Mr. Bateman has 15 years of experience in the investment industry.  Mr. Bateman is chairman and founder of Bateman Financial, an international financial firm specializing in asset management, trading and advisory.  Prior to forming Bateman Financial, Mr. Bateman was in the asset management department of the LOM Group where he concentrated on public and private financings for six years.  From 1997 to 1999, Mr. Bateman worked at Emerging Equities Inc., specializing in venture capital financing.  Prior to 1997, Mr. Bateman was employed with Citibank NA London, Manager of Special Situations for the European debt derivatives group.

Gary Adams - Mr. Adams has over thirty years experience as an executive in the public and private oil and gas industry, both domestically and internationally.  He is President of Adams Affiliates, Inc. located in Tulsa, Oklahoma.  He founded and served as President of CNG, a company focused on the mid-stream business of gathering, processing, treating and marketing of natural gas and natural gas liquids.  Mr. Adams was also involved in the oilfield supply business in the ownership of two companies that operated in the US, SE Asia and Canada.  He served as Executive Vice President of OKC Corporation, Dallas.  Mr. Adams was Assistant to the President of a large savings and loan business.  He holds a Bachelors Degree from the University of Kansas.

Howard Barth – Mr. Barth has operated his own public accounting firm in Toronto since 1985 and has over 30 years experience as a public accountant serving a wide variety of clientele.  He serves as a director and Chairman of the Audit Committee for New Oriental Energy & Chemical Corporation (a Nasdaq listed company), China Auto Logistics Inc. (a Nasdaq listed company), MDHO Holdings Inc. (an OTCBB listed company).  Previously he has served as director and Chairman of the Audit Committee for Nuinsco Resources Limited (a TSX listed company), Yukon Gold Corporation (dual listed on the OTCBB and TSX), Orsus Xelent Technologies Inc. (an Amex listed company) and as a director of Uranium Hunter Corporation (an OTCBB listed company).  Mr. Barth is a member of the Canadian Institute of Chartered Accountants and the Ontario Institute of Chartered Accountants.

Family Relationships

There are no family relationships between any Director, executive officer or significant employee of the Company.

Committees of the Board

Our Board of Directors has the authority to appoint committees to perform certain management and administrative functions.  Currently, we have an Audit Committee with a financial expert.  We do not have any other committees.

Audit Committee

The Audit Committee is comprised of three directors: Mickey Wiesinger, Gary Adams and Howard Barth.  Mr. Adams and Mr. Barth are independent directors.  The Audit Committee assists the Board of Directors in its oversight of the quality and accuracy of the Company’s financial statements and in assessing the effectiveness of the Company’s internal controls.  The Audit Committee also oversees the work of the Company’s independent auditor.  The Audit Committee has reviewed the financial statements of the Company included with this prospectus.

Pursuant to the Audit Committee’s Charter, the Audit Committee must consist of at least two members of the Board of Directors and not less than two members of the Audit Committee must be independent directors. At least one member of the Audit Committee shall have financial expertise, in the judgment of the Board, including accounting or related financial management expertise. The Audit Committee must meet at least four times per year. The Audit Committee also must meet separately with the Chief Executive Officer and with the Chief Financial Officer of the Company, at least annually.

In addition to overseeing financial and reporting compliance, the Audit Committee is authorized to establish “whistle blower” procedures and is empowered, in its charter, to conduct any special investigation and/or engage expert assistance to conduct an investigation in the discretion of the Audit Committee.

The Audit Committee must report to the Board no less than annually with respect to its examinations and recommendations.

Involvement in Certain Legal Proceedings

Our Directors, officers and control persons have not been involved in any of the following events during the past ten years:

 (a)  any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy except as follows:  John Rainwater was the chief operating officer of Pacific Energy Resources Ltd. (“Pacific”), which filed for Chapter 11 bankruptcy protection in the United States District Court of Delaware in March of 2009.  Mr. Rainwater oversaw operation of Pacific’s producing asset in Alaska, but was not involved in the financial transactions of Pacific which led to its bankruptcy.  Mr. Wiesinger was Pacific’s chief financial officer until February of 2007, two years prior to the bankruptcy.  At the time of the bankruptcy, Mr. Wiesinger was a manager of special projects and not an officer of Pacific.

(b)  any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses),

(c)  being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities, or being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Code of Ethics

On June 15, 2009, our Board of Directors adopted a code of business conduct and ethics policy, referred to herein as the “Code of Ethics.”  The adoption of the Code of Ethics allows us to focus our Board of Directors on areas of ethical risk, provide guidance to Directors and officers to help them recognize and deal with ethical issues, provide mechanisms to report unethical conduct and help foster a culture of honesty and accountability.

EXECUTIVE COMPENSATION

Except for compensation paid for services provided by entities owned by some of our officers and Directors, as more particularly described in CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, no officer or Director has received any remuneration from us, directly or indirectly, since our inception.  Although we have no compensation plan currently, it is possible that we will adopt such a plan in the future to pay or accrue compensation for our officers and Directors for services related to the operation of our business.  Although we have no retirement, incentive, defined benefit, actuarial, pension or profit-sharing programs for the benefit of Directors, officers or other employees currently, it is possible that we will adopt such plans in the future. We have no employment contract or compensatory plan or arrangement with any of our Directors or officers.  We have a Stock Option Plan that is described in STOCK OPTION PLAN.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

We have 45,450,000 shares of common stock issued and outstanding.  The last column of the table below reflects the voting rights of each officer and/or director as a percentage of the total voting shares outstanding as of May 19, 2010.

Name and Address Of Beneficial Owner	Number of Shares of Common Stock		Percentage of Class Held

John Rainwater	3,806,000		8.4% of Common Shares

Mickey Wiesinger	672,000		1.5% of Common Shares

Ryan Bateman	6,940,000	(1)	15.3% of Common Shares

Gary Adams	2,000,000	(2)	4.4% of Common Shares

TOTAL	13,418,000		29.6%

(1)	4,477,000 of Ryan Bateman’s shares are held by Milo Holdings Ltd., a corporation controlled by Mr. Bateman.

(2)
2,000,000 shares held by Cottonwood Investments, LLC are 50% owned by Adams Affiliates, Inc., which is controlled by family members of Gary Adams and 50% owned by Melissa Nolley Adams, wife of Gary Adams.

As a group, management and the directors own or control 29.6% of the issued and outstanding shares of the Company.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Officers and Directors have received no compensation for their services to the Company as of the date of this report.

Ryan Bateman, John Rainwater and Mickey Wiesinger, each a director and/or an officer of the Company,  are also shareholders of NPT, from which the Company acquired its Subsidiaries and interest in the Licensed Areas.  Messrs. Bateman, Rainwater and Wiesinger, together, hold a controlling interest in NPT and were directors of the Company at the time that the Company and NPT negotiated the Share Purchase Agreement.  However, none of them held stock in the Company at such time.  Consequently, while NPT and the Company had a relationship, they were not under common control.  The following table shows the relationship between NPT and the Company when the Share Purchase Agreement was negotiated.

As of September, 2009

Name	Position with Offshore	Position and Interest in NPT	Number of Shares of the Company Issued Upon Execution of the Share Purchase Agreement

John Rainwater	Director and Chairman of the Board, President and Chief Executive Officer	Shareholder holding 25.49% of the equity of NPT	-0-

Mickey Wiesinger	Director, Chief Financial Officer and Secretary	Shareholder holding 3.02% of equity of NPT	-0-

Ryan Bateman	None	President, Director and Shareholder holding 50.98% of equity of NPT	-0-

*
Ryan Bateman became a director of Offshore on March 12, 2009.  At the time that the Share Purchase Agreement was negotiated with Offshore, he was the President and director of NPT and owned a controlling interest in NPT.

The Company issued an aggregate of 15,000,000 Shares upon closing the Share Purchase Agreement and issued to NPT a Promissory Note in the amount of $1,500,000, bearing interest at a rate of 5% per annum with a two-year term.  Mr. Bateman, who is the President and director of NPT, negotiated the Share Purchase Agreement on behalf of NPT.  Mr. Rainwater, an officer and director of Offshore (but not a shareholder at the time), negotiated on behalf of the Company.

The following table reflects Messrs. Rainwater, Wiesinger and Bateman’s respective interests in the Company following consummation of the Share Purchase Agreement.

Name	Position Held with Company	Number of Shares of the Company Issued Following Closing of the Share Purchase Agreement

John Rainwater	Director and Chairman of the Board, President and Chief Executive Officer	3,806,000 representing 8.4% of the equity

Mickey Wiesinger	Director, Chief Financial Officer and Secretary	672,000 representing 1.48% of the equity

Ryan Bateman	Director	6,940,000 representing 15.32 of the equity

Of the Shares that are beneficially owned by Mr. Bateman, 4,477,000 of the 6,940,000 Shares are held by Milo Holdings Ltd., a corporation controlled by Mr. Bateman.  Cottonwood Investments, LLC, a company that is owned 50% by Adams Affiliates, Inc., which is controlled by family members of Gary Adams and 50% by Melissa Nolley Adams, Mr. Adams’ wife purchased 2,000,000 shares of the Company’s stock in the private placement at $0.10 per share.

ORGANIZATION WITHIN THE LAST FIVE YEARS

We were incorporated in the State of New York on September 8, 1999 under the name "Enviroclens Inc." as a wholly owned subsidiary of another corporation.  Our then parent-corporation formed the Company in order to pursue a proposed business opportunity that was unrelated to its core business.  On September 30, 2002, our former parent corporation issued shares of the Company as a dividend to its shareholders. The intended project did not proceed.  On January 23, 2007, the Company moved its jurisdiction and was re-domiciled in the State of Delaware.  On May 9, 2007, we changed our name to “Offshore Petroleum Corp.”

All transactions among the Company and related parties are described in “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS” above.

DESCRIPTION OF SECURITIES

The following description is a summary of the material terms of our common stock.  This summary is subject to and qualified in its entirety by our Articles of Incorporation as amended, our Bylaws and by the applicable provisions of the State of Delaware law.  Our authorized capital stock consists of 200,000,000 shares of Common Stock having a par value of $0.0001 per share.  There is no cumulative voting for the election of directors. There are no preemptive rights to purchase shares. The holders of shares of common stock are entitled to dividends, out of funds legally available therefore, when and as declared by the Board of Directors. The Board of Directors has never declared a dividend and does not anticipate declaring a dividend in the future. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters presented to the shareholders for a vote. In the event of liquidation, dissolution or winding up of our affairs, holders are entitled to receive, ratably, our net assets available to shareholders after payment of all creditors. All of our issued and outstanding shares of common stock are duly authorized, validly issued, fully paid, and non-assessable.  To the extent that our unissued shares of common stock are subsequently issued, the relative interests of existing shareholders will be diluted.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of common stock offered hereunder by the selling shareholders.  We will not pay any commissions or any of the expenses of the selling shareholders related to the sale of these shares.

DETERMINATION OF OFFERING PRICE

The offering price has been estimated solely for the purpose of calculating the registration fee payable to the Securities and Exchange Commission in connection with this prospectus.  The offering price is not an indication of value nor has it been established by any recognized methodology for deriving the value of the Shares.

SELLING SHAREHOLDERS AND PLAN OF DISTRIBUTION

The registration statement, of which this prospectus forms a part, relates to our registration, for the account of the Selling Shareholders listed below, of an aggregate of 17,502,500 shares of common stock.

The Selling Shareholders must sell the Shares at $0.10 per Share until a market for the Shares develops, if at all.  Such offering price is not based upon our net worth, total asset value or any other objective measure of value based on accounting measurements.  If a market for the Shares develops, the Selling Shareholders may offer to sell their shares at prevailing market prices or at negotiated prices.  The sale of the Selling Shareholders' Shares by the Selling Shareholders may be effected from time to time in transactions, which may include block transactions by or for the account of the selling shareholders, in the over-the-counter market or in negotiated transactions, or through the writing of options on the selling shareholders' shares, a combination of these methods of sale, or otherwise. Sales may be made at market prices prevailing at the time of sale, or at negotiated prices. We are not aware of any underwriting arrangements that have been entered into by the selling shareholders.  We will file a post-effective amendment to our registration statement with the SEC if any selling shareholder enters into an agreement to sell shares through broker-dealers acting as principals after the date of this prospectus.

The Selling Shareholders, during the time each is engaged in distributing shares covered by this prospectus, must comply with the requirements of Regulation M under the Exchange Act.  Generally, under those rules and regulations they may not: (i) engage in any stabilization activity in connection with our securities, and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The Selling Shareholders and broker-dealers, if any, acting in connection with these sales might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any commission they receive and any profit upon the resale of the securities might be deemed to be underwriting discounts and commissions under the Securities Act.

Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on FINRA broker-dealers who make a market in "a penny stock".  A penny stock generally includes any non-FINRA equity security that has a market price of less than $5.00 per share. Our shares may be quoted on the OTC Bulletin Board, and the price of our shares may fall within a range which would cause our shares to be considered a “penny stock”.  The additional sales practice and disclosure requirements imposed upon broker-dealers handling “penny stocks” may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the market.

Under the “penny stock” regulations, a broker-dealer selling “penny stocks” to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to purchase, unless the broker-dealer or the transaction is otherwise exempt.

In addition, the “penny stock” regulations require the broker-dealer to deliver, prior to any transaction involving a “penny stock,” a disclosure schedule prepared by the Commission relating to the “penny stock” market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities.  Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the “penny stock” held in a customer's account and information with respect to the limited market in “penny stocks.”  All of the foregoing may affect the marketability of the securities.

Sales of any shares of common stock by the Selling Shareholders may depress the price of the common stock in any market that may develop for the common stock.

At the time a particular offer of the shares is made by or on behalf of a selling stockholder, to the extent required, a prospectus supplement will be distributed which will set forth the number of shares being offered and the terms of the offering, including the name or names of any underwriters, dealers, or agents, the purchase price paid by any underwriter for shares purchased from the selling stockholder and any discounts commissions, or concessions allowed or re-allowed or paid to dealers, and the proposed selling price to the public.

Under the Securities Exchange Act of 1934, as amended, and its regulations, any person engaged in the distribution of shares of common stock offered by this prospectus may not simultaneously engage in market-making activities with respect to the common stock during the applicable "cooling off" period prior to the commencement of this distribution.  In addition, and without limiting the foregoing, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and its rules and regulations, including without limitation Regulation M promulgated under the Exchange Act, in connection with transactions in the shares, which provisions may limit the timing of purchases and sales of shares of common stock by the Selling Shareholders.

The following table sets forth information known to us regarding ownership of our common stock by each of the selling shareholders as of the date hereof and as adjusted to reflect the sale of shares offered by this prospectus.  None of the Selling Shareholders has had any position with, held any office of, or had any other material relationship with us during the past three years,

We believe, based on information supplied by the following persons that the persons named in this table have sole voting and investment power with respect to all shares of common stock which they beneficially own.  Because the Selling Shareholders may sell all or only a portion of the 17,502,500 shares of common stock registered hereby, we cannot estimate the number of these shares that will be held by the Selling Shareholders upon termination of the offering.  The information in the last column of the table below assumes that the Selling Shareholders sell all of their shares offered in this prospectus.

SELLING SHAREHOLDERS

Shareholder	No. of Shares Owned	Relationship with Issuer	Shares Owned After Offering
Robert Lush	450,000	None	None
Pippin Investments (1)	2,140,000	None	None
Sunny Ventures Co. Ltd. (2)	2,140,000	None	None
Atlantic Power Co. (3)	2,140,000	None	None
Darion Investments Inc. (4)	2,140,000	None	None
Liberty Point Investments SA (5)	2,140,000	None	None
Republic Asset Management Corp. (6)	2,140,000	None	None
S. K. Kelley & Associates Inc. (7)	2,110,000	None	None
Joanne Hughes	30,000	None	None
Three Eff Corporation (8)	2,072,500	None	None
	17,502,500

(1)	Pippin Investments is controlled by Kevin Bell, Belize City, Belize.

(2)	Sunny Ventures Co. Ltd. is controlled by Theodore Blackmore, Belize City, Belize.

(3)	Atlantic Power Co. is controlled by Daniel Leinweber, Republic of Panama.

(4)	Darion Investments Inc. is controlled by Philip Young, Republic of Panama.

(5)	Liberty Point Investments SA David Faulkner, Republic of Panama.

(6)
Republic Asset Management Corp. is controlled by Cody Bateman, Republic of Panama.  Cody Bateman is Ryan Bateman’s brother.  Ryan Bateman is a director of the Company and a principal of Bateman & Company Ltd., a broker-dealer registered in the Cayman Islands.  Ryan Bateman disclaims any control over Cody Bateman and Republic Asset Management.  Ryan Bateman is not a Selling Shareholder and has no current agreement or understanding, directly or indirectly, with respect to the re-sale of the shares he owns personally or controls through Milo Holdings Ltd.  Bateman & Company Ltd. has no current agreement or understanding, directly or indirectly, with respect to the re-sale of the shares owned or controlled by Ryan Bateman.

(7)	S. K. Kelley & Associates Inc. is controlled by Patricia Kelley, Oakville, Ontario, Canada.

(8)	Three Eff Corporation is controlled by Habsburg Foundation, Willemstad, Curacao Netherlands Antilles.

We intend to keep this prospectus effective for one year from the date of this prospectus, although we reserve the right to terminate the distribution under this prospectus prior to that time.

State Blue Sky Information Relating to the Shares

The Selling Shareholders may offer and sell their Shares only in States in the United States where exemptions from registration under State securities laws are available.  The Company intends to obtain an exemption, known as the “manual exemption,” in approximately 38 States where such exemption is available.  Generally, the manual exemption is available to issuers that maintain an up-to-date listing that includes certain information about the issuer in a recognized securities manual.  The Company intends to obtain a listing in “Standard & Poor’s Corporation Records,” or Mergent’s (formerly Moody’s)  Manuals and News Reports, both recognized securities manuals   The States that provide the manual exemption include: Alaska, Arizona, Arkansas, Colorado, Connecticut, Delaware, the District of Columbia, Florida, Guam, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, Puerto Rico, Rhode Island, South Carolina, South Dakota, Texas, U.S. Virgin Islands, Utah, Washington, West Virginia, and Wyoming.  Each State’s law is different.  Some of the States provide a general exemption for issuers’ securities that are listed in a “recognized securities manual” (or similar language) while other States have provisions that name the recognized securities manuals that qualify an issuer for the exemption in that State.  Investors, Selling Shareholders and securities professionals are advised to check each State’s securities laws and regulations (known as “Blue Sky” laws) to ascertain whether an exemption exists for the Company’s shares in a particular state.  When our registration statement (of which this prospectus forms a part) becomes effective, and a selling security holder indicates in which state(s) he desires to sell his shares, the Company will be able to identify whether it will need to register or will rely on an exemption there from.

LEGAL PROCEEDINGS

We are not a party to any existing or pending legal proceeding and none of our property is the subject of a pending legal proceeding.

LEGAL MATTERS

The validity of the issuance of the common stock offered in this prospectus has been passed upon by Kavinoky Cook LLP, Buffalo, New York.

EXPERTS

The financial statements for the period from the date of inception (September 8, 1999) through December 31, 2009 were audited by Schwartz Levitsky Feldman LLP, independent auditors, as set forth in their report thereon appearing in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.  Information regarding the Licenses was prepared by the Company.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Delaware Business Corporation Act and our by-laws, provide that we shall indemnify our officers and directors and hold harmless each person who was, is or is threatened to be made a party to or is otherwise involved in any threatened proceedings by reason of the fact that he or she is or was our director or officer, against losses, claims, damages, liabilities and expenses actually and reasonably incurred or suffered in connection with such proceeding. However, the statutory indemnity does not apply to: (a) acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law; (b) unlawful distributions; or (c) any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property, or services to which the director was not legally entitled.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the forgoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

HOW TO GET MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act with respect to the securities offered by this prospectus.  This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission.  For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement.  The material terms of all exhibits have been expressed in this prospectus.  Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the exhibits for a complete statement of their terms and conditions.  The registration statement and other information may be read and copied at the Commission's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.  The Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission and you can reach us at info@offshorepetroleumcorp.com.  Stafford Kelley acts as the Information Officer for the Company and can be reached at 905-845-8168.

Upon effectiveness of the registration statement, we will be subject to the reporting and other requirements of the Exchange Act and we intend to furnish our stockholders annual reports containing financial statements audited by our independent auditors and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year.

GLOSSARY OF TERMS

Proved reserves
The estimated quantities of oil, natural gas and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be commercially recoverable from known reservoirs under current economic and operating conditions, operating methods, and government regulations.

Seismic
Geophysical prospecting using the generation and propagation of elastic waves at the earth’s surface, reflecting from the subsurface strata, detection, measurement and recording back at the earth’s surface and subsequent analysis of the data.  A trace is the data recorded at a single station.  A series of traces comprises a line.  The subsurface structure may be identified by a consistent pattern on each trace along a section of the line.  A grid of lines is acquired to define potential traps from hydrocarbon accumulation.  2D seismic is the conventional technique, as distinct from 3D seismic in which investigations are sufficiently closely spaced to allow a three dimensional picture of the subsurface to be obtained.

OFFSHORE PETROLEUM CORP.

(A Delaware Corporation)

Interim Consolidated Balance Sheets as of March 31, 2010 (unaudited) and December 31, 2009 (audited)

Interim Consolidated Statements of Operations and Comprehensive Loss for the three months ended March 31, 2010 and March 31, 2009 and for the period from inception (September 8, 1999) to March 31, 2010

Interim Consolidated Statements of Changes in Stockholders' Equity for the three months ended March 31, 2010 and for the period from inception (September 8, 1999) to March 31, 2010

Interim Consolidated Statements of Cash Flows for the three months ended March 31, 2010 and March 31, 2009 and for the period from inception (September 8, 1999) to March 31, 2010

Consolidated Notes to the Financial Statements

Audited Consolidated Financial Statements of Offshore Petroleum Corp. for the Years Ended December 31, 2009 and 2008

Report of Independent Registered Public Accounting Firm

Consolidated Balance Sheets as of December 31, 2009 and  December 31, 2008

Consolidated Statements of Operations and Comprehensive Loss for the Years Ended December 31, 2009 and December 31, 2008 and for the period from inception (September 8, 1999) to December 31, 2009

Consolidated Statements of Changes in Stockholders' Equity/(Deficiency) for the Years Ended December 31, 2009 and December 31, 2008 and for the period from inception (September 8, 1999) to December 31, 2009

Consolidated Statements of Cash Flows for the Years Ended December 31, 2009 and December 31, 2008 and for the period from inception (September 8, 1999) to December 31, 2009

Notes to Financial Statements

OFFSHORE PETROLEUM CORP.
(FORMERLY ENVIROCLENS INC.)
(AN EXPLORATION STAGE COMPANY)

INTERIM CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2010

(Amounts expressed in US Dollars)

(Unaudited-Prepared by Management)

CONTENTS

Interim Consolidated Balance Sheets as of March 31, 2010 (unaudited) and December 31, 2009 (audited)	F-3

Interim Consolidated Statements of Operations and Comprehensive Loss for the three months ended March 31, 2010 and March 31, 2009 and for the period from inception
(September 8, 1999) to March 31, 2010	F-4

Interim Consolidated Statements of Changes in Stockholders' Equity for the
three months ended March 31, 2010 and for the period from inception (September 8, 1999)
to March 31, 2010	F-5

Interim Consolidated Statements of Cash Flows for the three months ended
March 31, 2010 and March 31, 2009 and for the period from inception (September 8, 1999)
to March 31, 2010	F-6

Consolidated Notes to the Financial Statements	F-7 - F-12

OFFSHORE PETROLEUM CORP.
(Formerly Enviroclens Inc.)
(An Exploration Stage Company)
Interim Consolidated Balance Sheets as at March 31, 2010 and 2009
(Amounts expressed in US Dollars)
(Unaudited-Prepared by Management)

	Mar 31,	Dec 31,
	2010	2009
	(unaudited)	(audited)
	$	$

ASSETS
Current
Cash	747,793	796,930
Deposits (note 4)	720,000	720,000
Prepaid assets	725	-
Total Current Assets	1,468,518	1,516,930
Long Term
Oil and gas properties (note 5)	2,279,644	2,279,644

Total Assets	3,748,162	3,796,574

LIABILITIES
Current
Accounts payable	58,698	19,522
Accrued liabilities	28,300	24,762
Total Current Liabilities	86,998	44,284
Promissory note (note 6)	1,500,000	1,500,000
Total Liabilities	1,586,998	1,544,284

Going Concern (note 3)

Commitments and Contingencies (note 10)

Subsequent Events (note 11)

STOCKHOLDERS' EQUITY/(DEFICIENCY)
Capital Stock (note 7)
Common stock, $0.0001 par value, 200,000,000 shares authorized, 45,450,000 issued and outstanding (December 31, 2009 - 45,300,000)	4,545	4,530
Additional Paid-in Capital	2,758,313	2,743,328
Deferred Stock Compensation (note 9)	(231,876)	(270,822)
Deficit Accumulated During the Exploration Stage	(369,818)	(224,746)

Total Stockholders' Equity	2,161,164	2,252,290

Total Liabilities and Stockholders' Equity	3,748,162	3,796,574

OFFSHORE PETROLEUM CORP.
(Formerly Enviroclens Inc.)
(An Exploration Stage Company)
Interim Consolidated Statements of Operations and Comprehensive Loss
For the three months ended March 31, 2010 and 2009
And for the period from inception (September 8, 1999) to March 31, 2010
 (Amounts expressed in US Dollars)
(Unaudited-Prepared by Management)

	Cumulative	For the	For the
	Since	three months	three months
	Inception	ended	ended
		Mar. 31	Mar. 31
		2010	2009
	$	$	$
Operating Expenses

General and administrative	303,381	106,900	26,101
Amortization of deferred compensation	68,124	38,946	-

Total Operating Expenses	371,505	145,846	26,101

Loss from Operations	(371,505)	(145,846)	(26,101)

Other income – interest	1,687	774	-

Loss Before Income Taxes	(369,818)	(145,072)	(26,101)

Provision for income taxes	-	-	-

Net Loss and Comprehensive Loss	(369,818)	(145,072)	(26,101)

Basic and Diluted loss per share		(0.01)	(0.00)

Weighted Average Number of Shares Outstanding - Basic and Diluted		27,644,470	17,950,000

OFFSHORE PETROLEUM CORP.
(Formerly Enviroclens Inc.)
(An Exploration Stage Company)
Interim Consolidated Statements of Changes in Stockholders' Equity
from inception (September 8, 1999) to March 31, 2010
(Amounts expressed in US Dollars)
(Unaudited-Prepared by Management)

	Common Stock				Deficit	Accumulated
			Paid-in	Deferred	during the	Total
	Number		Additional	Stock Based	Exploration	Stockholders'
	of Shares	Amount	Capital	Compensation	Stage	Equity
		$	$	$	$	$

For the period from inception (September 8, 1999) through January 1, 2006	17,950,000	1,795	7,574			9,369

Net loss	-	-	-		(9,369)	(9,369)

Balance, December 31, 2006	17,950,000	1,795	7,574		(9,369)	-
Contribution to additional paid-in capital	-	-	3,285			3,285
Net loss	-	-	-		(3,285)	(3,285)

Balance, December 31, 2007 (audited)	17,950,000	1,795	10,859		(12,654)	-

Contribution to additional paid-in capital			104			104

Net loss	-	-	-		(10,862)	(10,862)
Balance December 31, 2008 (audited)	17,950,000	1,795	10,963		(23,516)	(10,758)

Common shares issued for cash (net)	9,350,000	935	934,065	-	-	935,000
Common stock issued to a consultant	3,000,000	300	299,700	-	-	300,000
Common stock issued on acquisition of a subsidiary	15,000,000	1,500	1,498,500	-	-	1,500,000
Unamortized deferred stock compensation				(270,822)		(270,822)
Contribution to capital			100			100
Net loss	-	-	-		(201,230)	(201,230)
Balance December 31, 2009 (audited)	45,300,000	4,530	2,743,328	(270,822)	(224,746)	2,252,290

Common stock issued to a consultant	150,000	15	14,985	-	-	15,000
Amortized deferred stock compensation				38,946		38,946
Net loss	-	-	-		(145,072)	(145,072)
Balance March 31, 2010 (unaudited)	45,450,000	4,545	2,758,313	(231,876)	(369,818)	2,161,164

(The accompanying notes are an integral part of these financial statements.)

OFFSHORE PETROLEUM CORP.
(Formerly Enviroclens Inc.)
(An Exploration Stage Company)
Interim Consolidated Statements of Cash Flows for the three months ended
March  31, 2010 and 2009
And for the period from inception (September 8, 1999) to March 31, 2010
(Amounts expressed in US Dollars)
(Unaudited-Prepared by Management)

	Cumulative	For the three	For the three
	Since	months ended	months ended
	Inception	Mar. 31, 2010	Mar. 31, 2009
	$	$	$

Cash Flows from Operating Activities
Net loss	(369,818)	(145,072)	(26,101)
Changes in non-cash working capital
Shares issued for consultant services expenses	83,124	53,946	-
Prepaid assets	(725)	(725)	-
Accounts payable	59,054	39,176	26,101
Accrued liabilities	28,300	3,538	-

Net cash used in operating activities	(200,065)	(49,137)	-

Cash Flows from Financing Activities
Issuance of common shares for cash	936,795	-	-
Contribution to capital	11,063	-	100

Net cash provided by financing activities	947,858	-	100

Net Change in Cash	747,793	(49,137)	100
Cash- beginning of year	-	796,930	-

Cash - end of year	747,793	747,793	100

Supplemental Cash Flow Information
Interest paid	-	-	-

Income taxes paid	-	-	-

Promissory Note issued as consideration for oil and gas properties	1,500,000	1,500,000	-

(The accompanying notes are an integral part of these financial statements.)

OFFSHORE PETROLEUM CORP.
(Formerly Enviroclens Inc.)
(An Exploration Stage Company)
Consolidated Notes to the financial statements
March 31, 2010
(Amounts expressed in US Dollars)
(Unaudited-Prepared by Management)

1.	Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the instructions to Form 10-Q and therefore do not include all information and footnotes necessary for a fair presentation of financial position, results of operations and cash flows in conformity with U.S. generally accepted accounting principles (GAAP); however, such information reflects all adjustments (consisting solely of normal recurring adjustments), which are, in the opinion of management, necessary for a fair statement of the results for the interim periods.  The condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and Notes thereto together with management’s discussion and analysis of financial condition and results of operations contained in the Company’s annual financial statement for the year ended December 31, 2009 which is included in the S-1 Registration Statement filed by the Company. In the opinion of management, the accompanying condensed consolidated financial statements reflect all adjustments of a normal recurring nature considered necessary to fairly state the financial position of the Company at March 31, 2010 and December 31, 2009, the results of its operations for the three month periods ended March 31, 2010 and March 31, 2009, and its cash flows for the three month periods ended March 31, 2010 and March 31, 2009. In addition, some of the Company’s statements in this quarterly report may be considered forward-looking and involve risks and uncertainties that could significantly impact expected results. The results of operations for the three month period ended March 31, 2010 are not necessarily indicative of results to be expected for the full year.

The consolidated financial statements include the accounts of the Company and its subsidiaries, Atlantic Petroleum Ltd. and Bahamas Exploration Limited.  All material inter-company accounts and transactions have been eliminated.

2.       Nature of Business and Operations

Offshore Petroleum Corp. (the "Company"), was originally incorporated on September 8, 1999 as Enviroclens Inc. under the laws of the State of New York. On December 13, 2006, Enviroclens dissolved its business in the State of New York and was incorporated in the State of Delaware on January 23, 2007. On May 9, 2007 the Company changed its name to Offshore Petroleum Corp.   The Company has the authority to issue 200,000,000 shares of common stock, par value $.0001 per share.

On November 18, 2009 the Company entered into a Share Purchase Agreement with NPT Oil Corporation Ltd (NPT) to acquire all of the outstanding shares of Atlantic Petroleum Ltd. (Atlantic) and Bahamas Exploration Limited (Bahamas).  Upon payment of the purchase price at the closing, NPT will sell and deliver to the Company, free and clear of all claims, security interests, liens or other encumbrances of any nature and the Company will purchase all of the shares. The agreement was completed in escrow on November 30, 2009 when the Company deposited the purchase price consisting of 15,000,000 shares of its common stock and a promissory note for $1,500,000 in escrow and NPT deposited all of the outstanding shares of Atlantic and Bahamas in escrow all to be released on delivery of the 8 Licenses executed by the Bahamian Government on or before December 31, 2009.  If the Licenses are not delivered on or before December 31, 2009 or such later date as the parties to the agreement may agree, the Share Purchase Agreement shall become null and void and the escrowed items shall be returned (see note 15).  The promissory note issued by the Company shall bear interest at the rate of 5% per annum and is payable on over two years.

Under the terms of the Agreement, the Company acquired from NPT certain technical information about the properties to be leased by Atlantic and Bahamas pursuant to the delivery of the Licenses in exchange for all of the issued and outstanding stock of Atlantic and Bahamas in exchange for 15,000,000 shares of the Company’s common stock at the agreed price of $0.10 per share and a promissory note for $1,500,000. for a total purchase price of $3,000,000. The result of the purchase was that the Company owned all the outstanding shares of Atlantic and Bahamas and there were no remaining non-controlling interests in Atlantic and Bahamas. The transaction was measured at the fair value, being the market value of the equity instruments delivered on the transaction date.

OFFSHORE PETROLEUM CORP.
(Formerly Enviroclens Inc.)
(An Exploration Stage Company)
Consolidated Notes to the financial statements
March 31, 2010
(Amounts expressed in US Dollars)
(Unaudited-Prepared by Management)

2.       Nature of Business and Operations, con’t.

We followed the guidance provided by FASB ASC TOPIC 805 – “Business Combinations.”  The objective of which is to enhance the information that an entity provides in its financial reports about a business combination and its effects.

The fair value of the assets acquired was allocated as follows:
$
Cash	356
Deposit for License Applications	720,000
Oil and Gas Technical Information	2,279,644

Consideration Given	3,000,000

There was no goodwill acquired and as per the Agreement the Company and NPT agreed to include the costs of obtaining the technical information in the purchase price and all amounts due from Atlantic and Bahamas were forgiven and cancelled  on November 30, 2009, the closing date of the Agreement.  Prior to the acquisition NPT had incurred costs totaling $1,407,944 on behalf of Atlantic and Bahamas. NPT has an obligation to pay any further costs incurred by Atlantic and Bahamas in relation to the acquisition of the license.

3.	Going Concern

The Company's financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

The Company is in the development stage and has not yet realized revenues from its planned operations.  The Company has incurred a cumulative loss of $369,818 from inception to March 31, 2010 and has funded operations through the sale of capital stock.

The Company raised $935,000 through the issuance of capital stock during the year ended December 31, 2009. Management’s plan is to raise additional funds through future equity financing until it achieves profitable operations from its activities.

4.	Deposits

The total amount of $720,000 represents deposits made for oil exploration application fees in the specific amounts of $400,000 for Atlantic and $320,000 for Bahamas respectively. The deposit is refundable in the event the licenses are not granted. If the licenses are granted, then the deposit will be used towards application and licensing fees, and as a result this is not included in the value of  the oil and gas properties.

OFFSHORE PETROLEUM CORP.
(Formerly Enviroclens Inc.)
(An Exploration Stage Company)
Consolidated Notes to the financial statements
March 31, 2010
(Amounts expressed in US Dollars)
(Unaudited-Prepared by Management)

5.	Oil and Gas Properties

	Mar. 31, 2010 & Dec. 31, 2009

	Atlantic &
	Bahamas	Total
Unproved properties
- acquisition costs	$2,279,644	$2,279,644

	$2,279,644	$2,279,644

On November 18, 2009 the Company entered into a Share Purchase Agreement with NPT Oil Corporation Ltd (NPT) to acquire all of the outstanding shares of Atlantic and Bahamas.  Under the terms of the Agreement, the Company acquired from NPT certain technical information about the properties to be leased by Atlantic and Bahamas pursuant to the delivery of the Licenses and all of the issued and outstanding stock of Atlantic and Bahamas in exchange for 15,000,000 shares of the Company’s common stock at the agreed price of $0.10 per share and a promissory note for $1,500,000.

6.	Promissory Note

The promissory note is for the principal amount of $1,500,000 and is due to the order of NPT. The note is payable over a two year term and bears interest of 5% per annum. Interest expense in the amounts of $18,750 for the three months ending March 31, 2010 and $6,250 for the month of December 31, 2009 have been accrued.

7.	Capital Stock

Year ended December 31, 1999
In August 1999, NatQuote Financial Inc. was presented with a business opportunity in the bottle cleaning and sterilization industry. While NatQuote decided it did not fit with its core business objectives, its major shareholder requested that the opportunity be pursued on behalf of the Company and its shareholders.

NatQuote’s President, J. Paul Hines was instructed to form a new corporation, Enviroclens Inc., incorporated in the State of New York, on September 9, 1999, to carry out the new business. In consideration for the assignment it was agreed that NatQuote would be issued 1,795,000 common shares of Enviroclens Inc. at par value.

Year ended December 31, 2002
In September 2002 the Board of Directors of NatQuote Financial Inc. resolved to assign all their rights to receive shares of Enviroclens Inc. to their shareholders by order of a stock dividend. To effect this assignment NatQuote requested that Enviroclens Inc. split its own shares 10:1 for a total of 17,950,000 common shares.

Year ended December 31, 2005
In November 2005, the Board of Directors of Enviroclens Inc. resolved to terminate its interest in the bottle sanitization Business opportunity and instead seek other opportunities.

Year ended December 31, 2007
In February 2007 the Board of Directors approved the sale of 17,052,500 of the Company’s common shares to Roman Marble Marketing Company.  Of the 17,052,500 common shares sold, 16,525,200 were held by J. Paul Hines and 527,300 were held by his company, Ship Island Investments Ltd.

OFFSHORE PETROLEUM CORP.
(Formerly Enviroclens Inc.)
(An Exploration Stage Company)
Consolidated Notes to the financial statements
March 31, 2010
(Amounts expressed in US Dollars)
(Unaudited-Prepared by Management)

7.	Capital Stock, con’t.

In May 2007 the Board of Directors of Enviroclens Inc. resolved to change the Company name to Offshore Petroleum Corp.

Year ended December 31, 2008
In September 2008, the Board of Directors approved the sale of 17,052,500 common shares of the Company by Roman Marble Marketing Company to a number of other investors.

Year ended December 31, 2009
On March 9, 2009 the Company authorized the issuance of 30,000,000 common shares of the Company at $0.10 per share in private placements for a total amount of $3,000,000. By December 31, 2009, the Company had raised $935,000 through the issuance of 9,350,000 common shares at a share price of $0.10 per share.

On October 20, 2009, the Company issued 3,000,000 shares for two consulting agreements at a price of $0.10 per share (refer to note 14).

On November 18, 2009, the Company issued 15,000,000 shares under a Share Purchase Agreement at a price of $0.10 per share (refer to note 14).

Three months ended March 31, 2010
On January 12, 2010 Lance Capital Ltd. was compensated with 150,000 shares of the Company for consulting services valued at $0.10 per share.

On January 19, 2010 the Company revoked the resolution approved on March 9, 2009 authorizing the issuance of 30,000,000 common shares at $0.10 for a total of $3,000,000 as it was felt that the $935,000 raised would be adequate capital at this time and once the stock was trading, more capital could be raised at a higher price, reducing dilution.

8.	Employee Stock Option Plan

In September 2008, the Board of Directors approved an employee stock option plan ("2008 Stock Option Plan"), the purpose of which is to enhance the Company's stockholder value and financial performance by attracting, retaining and motivating the Company's directors, key employees, consultants and to encourage stock ownership by such individuals by providing them with a means to acquire a proprietary interest in the Company's success through stock ownership. Under the 2008 Stock Option Plan, directors, employees and consultants who provide services to the Company may be granted incentive options and nonstatutory Stock Options to acquire common shares of the Company at not less than 110 percent of the fair market value of the stock on the date of grant.  Options will have a term of 5 years.  The total number of shares reserved for issuance under the 2008 Stock Option Plan is 5,000,000.  As of December 31, 2009, no options were granted under the 2008 Stock Option Plan.

9.	Deferred Stock Compensation

The Company issued 1,500,000 restricted common stock each to two consultants, for a total of 3,000,000 common stock valued at $300,000.  The Company expensed proportionate consulting expenses of $38,946  during the three months ended March 31, 2010 and $29,178 during the year ended December 31, 2009. The balance of $231,876 is reflected as deferred stock compensation expense under the stockholders’ equity in the balance sheet.

OFFSHORE PETROLEUM CORP.
(Formerly Enviroclens Inc.)
(An Exploration Stage Company)
Consolidated Notes to the financial statements
March 31, 2010
(Amounts expressed in US Dollars)
(Unaudited-Prepared by Management)

10.	Commitments and Contingencies

As of January 1, 2009, the Company entered into a one year consulting services contract with Lance Capital Corp. (“Lance”) pursuant to which Lance will administer the Company’s daily corporate operations. Under the consulting services contract the Company is required to pay Lance $7,500 per month as consideration for such services.  Lance provides a full compliment of administrative and corporate services, including bookkeeping, investor support, contract negotiation and administration, oversight of consultants, oversight of and assistance in all public filings and financial statements, assistance to a market maker in the OTC Bulletin Board listing process if required, oversight of the website (when applicable) and administration of the Company’s expense payments pursuant to internal control procedures implemented by the Board of Directors.

On October 20, 2009, the Company entered into a Consulting Agreement with Pembroke Communications Corp. (“Pembroke”) for certain consulting services for a term of expiring September 30, 2011. The Company shall issue 1,500,000 shares of restricted common stock of the Company which will be earned in the following manner:  1,500,000 shares will be earned by Pembroke in equal installments of 500,000 shares on April 1, 2010, October 1, 2010 and April 1, 2011.. The Consultant must return any unearned shares upon termination of the Consulting Agreement.  Pursuant to the Consulting Agreement, Pembroke will assist the Company in communicating its announcements, publicizing financial statements and accessing institutional and other investors throughout the world.  The Pembroke office with which we have contracted is based in Panama.

On October 20, 2009, the Company entered into a Consulting Agreement with Power One Capital Corp. (“Power One”) for certain consulting services for a term of expiring September 30, 2011. The Company shall issue1,500,000 shares of restricted common stock of the Company which will  be earned in the following manner:  1,500,000 shares will be earned by Power One in equal installments of 500,000 shares on April 1, 2010, October 1, 2010 and April 1, 2011. The Consultant must return any unearned shares upon termination of the Consulting Agreement.  Power One will assist the Company with strategic and operating advice and may introduce strategic investors to the Company.  If the Company seeks a joint venture partner to assist it with drilling and other exploration operations in the Licensed Areas, Power One will assist the Company in finding a suitable joint venture partner and negotiating the joint venture agreement.  The Power One office with which we have contracted is based in Panama.

On November 30, 2009 the Company closeda Share Purchase Agreement with NPT Oil Corporation Ltd (NPT)  to purchase from NPT all of the equity stock of two Cayman Island Companies. Pursuant to the Share Purchase Agreement, Offshore acquired its two Subsidiaries, Atlantic and Bahamas, pending the issuance of the Licenses, as described above.  Offshore paid $3,000,000 for the equity stock of the two subsidiaries to NPT as follows: (a) 15 million Shares of Offshore valued at $0.10 per share and (b) a promissory note with a face amount of $1.5 million payable over a two-year term and bearing interest at 5%.

Each of the eight Licenses to be received by Atlantic and Bahamas will have an initial three-year term and require advance annual rental payments of $50,000 per License in the first year (already paid upon application for the Licenses), $75,000 in the second year and $100,000 in the third year.  Atlantic and Bahamas each are required to spend an aggregate of $250,000 on qualifying exploration and/or development expenditures in the first year on their four respective Licensed Areas and an aggregate of $375,000 in each of the two following years.  Each of Atlantic and Bahamas are required to post a $1,000,000 bond for performance of the work commitments.  See the section entitled “PROPERTIES – Licenses for Exploration” for more information.

OFFSHORE PETROLEUM CORP.
(Formerly Enviroclens Inc.)
(An Exploration Stage Company)
Consolidated Notes to the financial statements
March 31, 2010
(Amounts expressed in US Dollars)
(Unaudited-Prepared by Management)

11.	Subsequent events

There were no subsequent events to report.

OFFSHORE PETROLEUM CORP.
(FORMERLY ENVIROCLENS INC.)
(AN EXPLORATION STAGE COMPANY)

CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2009 AND 2008

(Amounts expressed in US Dollars)

CONTENTS

Report of Independent Registered Public Accounting Firm	F-14

Consolidated Balance Sheets as of December 31, 2009 and December 31, 2008	F-16

Consolidated Statements of Operations and Comprehensive Loss for the years ended
December 31, 2009 and December 31, 2008 and for the period from inception
(September 8, 1999) to December 31, 2009	F-17

Consolidated Statements of Changes in Stockholders' Equity/(Deficiency) for the years ended
December 31, 2009 and December 31, 2008 and for the period from inception
(September 8, 1999) to December 31, 2009	F-18

Consolidated Statements of Cash Flows for the years ended December 31, 2009 and
December 31, 2008 and for the period from inception (September 8, 1999)
to December 31, 2009	F-19

Consolidated Notes to the Financial Statements	F-20 - F-33

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Offshore Petroleum Corp.
(An Exploration Stage Company)

We have audited the accompanying consolidated balance sheets of Offshore Petroleum Corp. (an Exploration Stage Company) as at December 31, 2009 and 2008 and the related consolidated statements of operations and comprehensive loss, cash flows and stockholders’ equity (deficiency) for the years ended December 31, 2009 and 2008 and for the period from inception (September 8, 1999) to December 31, 2009. These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Offshore Petroleum Corp. as at December 31, 2009 and 2008 and the results of its operations and its cash flows for the years ended December 31, 2009 and 2008 and for the period from inception (September 8, 1999) to December 31, 2009 in conformity with United States generally accepted accounting principles.

The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal controls over financial reporting. Accordingly, we express no such opinion.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company is an exploration stage company, has no established source of revenues, has yet to achieve profitable operations, has accumulated losses since its inception and expects to incur further losses in the development of its business. These conditions raise substantial doubt about its ability to continue as a going concern.  Management’s plans regarding these matters are also described in the notes to the consolidated financial statements.  The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

“SCHWARTZ LEVITSKY FELDMAN LLP”

Toronto, Ontario, Canada	Chartered Accountants
March 17, 2010, except for note 16	Licensed Public Accountants
which is as of May 17, 2010

OFFSHORE PETROLEUM CORP.
(Formerly Enviroclens Inc.)
(An Exploration Stage Company)
Consolidated Balance Sheets as at December 31, 2009 and 2008
(Amounts expressed in US Dollars)

	2009	2008
	$	$

ASSETS
Current
Cash	796,930	-
Deposits (note 5)	720,000	-
Total Current Assets	1,516,930	-
Long Term
Oil and gas properties (note 6)	2,279,644	-

Total Assets	3,796,574

LIABILITIES

Current
Accounts payable	19,522	-
Accrued liabilities	24,762	10,758
Total Current Liabilities	44,284	10,758
Promissory note (note 7)	1,500,000
Total Liabilities	1,544,284	10,758

Going Concern (note 3)

Commitments and Contingencies (note 14)

Subsequent Events (note 15)

STOCKHOLDERS' EQUITY/(DEFICIENCY)
Capital Stock (note 9)
Common stock, $0.0001 par value, 200,000,000 shares authorized, 45,300,000 issued and outstanding (December 31, 2008 -17,950,000)	4,530	1,795
Additional Paid-in Capital	2,743,328	10,963
Deferred Stock Compensation (note 12)	(270,822)	-
Deficit Accumulated During the Exploration Stage	(224,746)	(23,516)

Total Stockholders' Equity/(Deficiency)	2,252,290	(10,758)

Total Liabilities and Stockholders' Equity/(Deficiency)	3,796,574	-

APPROVED ON BEHALF OF THE BOARD

John Rainwater	Director

Mickey Wiesinger	Director

(The accompanying notes are an integral part of these financial statements.)

OFFSHORE PETROLEUM CORP.
(Formerly Enviroclens Inc.)
(An Exploration Stage Company)
Consolidated Statements of Operations and Comprehensive Loss
For Year Ended December 31, 2009 and 2008
And for the period from inception (September 8, 1999) to December 31, 2009
 (Amounts expressed in US Dollars)

	Cumulative
	Since
	Inception	2009	2008
	$	$	$
Operating Expenses

General and administrative	196,481	172,965	10,862
Amortization of deferred compensation	29,178	29,178

Total Operating Expenses	225,659	202,143	10,862

Loss from Operations	(225,659)	(202,143)	(10,862)

Other income – interest	913	913	-

Loss Before Income Taxes	(224,746)	(201,230)	(10,862)

Provision for income taxes	-	-	-

Net Loss and Comprehensive Loss	(224,746)	(201,230)	(10,862)

Basic and Diluted loss per share		(0.01)	(0.00)

Weighted Average Number of Shares Outstanding - Basic and Diluted		23,839,452	17,950,000

(The accompanying notes are an integral part of these financial statements.)

OFFSHORE PETROLEUM CORP.
(Formerly Enviroclens Inc.)
(An Exploration Stage Company)
Consolidated Statements of Changes in Stockholders' Equity/(Deficiency) for the year ended
December 31, 2009 and December 31, 2008  and for the period from inception (September 8, 1999) to December 31, 2009
(Amounts expressed in US Dollars)

						Accumulated
					Deficit	Total
	Common Stock		Paid-in	Deferred	during the	Stockholders'
	Number		Additional	Stock Based	Exploration	Equity/
	of Shares	Amount	Capital	Compensation	Stage	(Deficiency)
		$	$	$	$	$
For the period from inception (September 8, 1999) through January 1, 2006	17,950,000	1,795	7,574			9,369

Net loss	-	-	-		(9,369)	(9,369)

Balance, December 31, 2006	17,950,000	1,795	7,574		(9,369)	-
Contribution to additional paid-in capital	-	-	3,285			3,285
Net loss	-	-	-		(3,285)	(3,285)

Balance, December 31, 2007	17,950,000	1,795	10,859		(12,654)	-

Contribution to additional paid-in capital			104			104

Net loss	-	-	-		(10,862)	(10,862)
Balance December 31, 2008	17,950,000	1,795	10,963		(23,516)	(10,758)

Common shares issued for cash (net)	9,350,000	935	934,065	-	-	935,000
Common stock issued to a consultant	3,000,000	300	299,700	-	-	300,000
Common stock issued on acquisition of a subsidiary	15,000,000	1,500	1,498,500	-	-	1,500,000
Unamortized deferred stock compensation				(270,822)		(270,822)
Contribution to capital			100			100
Net loss	-	-	-		(201,230)	(201,230)
Balance December 31, 2009	45,300,000	4,530	2,743,328	(270,822)	(224,746)	2,252,290

(The accompanying notes are an integral part of these financial statements.)

OFFSHORE PETROLEUM CORP.
(Formerly Enviroclens Inc.)
(An Exploration Stage Company)
Consolidated Statements of Cash Flows for the years ended
December 31, 2009 and 2008
And for the period from inception (September 8, 1999) to December 31, 2009
(Amounts expressed in US Dollars)

	Cumulative
	Since
	Inception	2009	2008
	$	$	$

Cash Flows from Operating Activities
Net loss	(224,746)	(201,230)	(10,862)
Changes in non-cash working capital
Shares issued for consultant services expenses	29,178	29,178	—
Accounts payable	19,878	19,878	-
Accrued liabilities	24,762	14,004	10,758

Net cash used in operating activities	150,928	(138,170)	(104)

Cash Flows from Financing Activities
Issuance of common shares for cash	936,795	935,000	—
Contribution to capital	11,063	100	104

Net cash provided by financing activities	947,858	935,100	104

Net Change in Cash	796,930	796,930	-
Cash- beginning of year	-	-	-

Cash - end of year	796,930	796,930	-

Supplemental Cash Flow Information
Interest paid	-	-	-

Income taxes paid	-	-	-

Promissory Note issued as consideration for oil and gas properties	1,500,000	1,500,000	-

(The accompanying notes are an integral part of these financial statements.)

OFFSHORE PETROLEUM CORP.
(Formerly Enviroclens Inc.)
(An Exploration Stage Company)
Consolidated Notes to the financial statements
December 31, 2009 and 2008
 (Amounts expressed in US Dollars)

1.	Nature of Business and Operations

Offshore Petroleum Corp. (the "Company"), was originally incorporated on September 8, 1999 as Enviroclens Inc. under the laws of the State of New York. On December 13, 2006, Enviroclens dissolved its business in the State of New York and was incorporated in the State of Delaware on January 23, 2007. On May 9, 2007 the Company changed its name to Offshore Petroleum Corp.   The Company has the authority to issue 200,000,000 shares of common stock, par value $.0001 per share.

On November 18, 2009 the Company entered into a Share Purchase Agreement with NPT Oil Corporation Ltd (NPT) to acquire all of the outstanding shares of Atlantic Petroleum Ltd. (Atlantic) and Bahamas Exploration Limited (Bahamas).  Upon payment of the purchase price at the closing, NPT will sell and deliver to the Company, free and clear of all claims, security interests, liens or other encumbrances of any nature and the Company will purchase all of the shares. The agreement was completed on November 30, 2009.  The Company paid a purchase price consisting of 15,000,000 shares of its common stock and delivered a promissory note for $1,500,000 to NPT.  The promissory note issued by the Company bears interest at the rate of 5% per annum and is payable over two years.

Under the terms of the Agreement, the Company acquired from NPT certain technical information about the properties to be leased by Atlantic and Bahamas pursuant to the delivery of the Licenses in exchange for all of the issued and outstanding stock of Atlantic and Bahamas in exchange for 15,000,000 shares of the Company’s common stock at the agreed price of $0.10 per share and a promissory note for $1,500,000 for a total purchase price of $3,000,000. The result of the purchase was that the Company owns all of the outstanding shares of Atlantic and Bahamas and there are no remaining non-controlling interests in Atlantic and Bahamas. The transaction was measured at the fair value, being the market value of the equity instruments delivered on the transaction date.

We followed the guidance provided by FASB ASC TOPIC 805 – “Business Combinations.”  The objective of which is to enhance the information that an entity provides in its financial reports about a business combination and its effects.

The fair value of the assets acquired was allocated as follows:
Cash	$356
Deposit for License Applications	720,000
Oil and Gas Technical Information	2,279,644

Consideration Given	3,000,000

There was no goodwill acquired and as per the Agreement the Company and NPT agreed to include the costs of obtaining the technical information in the purchase price and all amounts due from Atlantic and Bahamas were forgiven and cancelled  on November 30, 2009, the closing date of the Agreement.  Prior to the acquisition NPT had incurred costs totaling $1,407,944 on behalf of Atlantic and Bahamas. NPT has an obligation to pay any further costs incurred by Atlantic and Bahamas in relation to the acquisition of the license.

The consolidated financial statements include the accounts of the Company and its subsidiaries, Atlantic Petroleum Ltd. and Bahamas Exploration Limited.  All material inter-company accounts and transactions have been eliminated.

OFFSHORE PETROLEUM CORP.
(Formerly Enviroclens Inc.)
(An Exploration Stage Company)
Consolidated Notes to the financial statements
December 31, 2009 and 2008
 (Amounts expressed in US Dollars)

2.	Financial Instruments

The Company follows ASC 820-10, “Fair Value Measurements and Disclosures” (ASC 820-10), which among other things, defines fair value, establishes a consistent framework for measuring fair value and expands disclosure for each major asset and liability category measured at fair value on either a recurring or nonrecurring basis. Fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, a three-tier fair value hierarchy has been established, which prioritizes the inputs used in measuring fair value as follows:

• Level 1—Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date.

Assets that are generally included in this category are cash equivalents comprised of money market funds, restricted cash and short-term investments.

• Level 2—Inputs (other than quoted prices included in Level 1) are either directly or indirectly observable for the asset or liability through correlation with market data at the measurement date and for the duration of the instrument’s anticipated life.

At December 31, 2009 and 2008, the Company did not have any assets or liabilities classified as Level 2.

• Level 3—Inputs reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. Consideration is given to the risk inherent in the valuation technique and the risk inherent in the inputs to the model.

Assets and liabilities measured at fair value as of December 31, 2009 and 2008 are classified below based on the three fair value hierarchy tiers described above:

	Fair value measurements using
	Carrying Value	Level 1	Level 2	Level 3
December 31, 2009:
Assets
Cash equivalents	$796,930	$796,930	$-	$-
Deposits	720,000	720,000	-	-
Total assets	$1,516,930	$1,516,930	$-	$-

December 31, 2008:
Assets
Cash equivalents	$-	$-	$-	$-
Deposits	-	-	-	-
Oil and gas properties	-	-	-	-
Total assets	$-	$-	$-	$-

OFFSHORE PETROLEUM CORP.
(Formerly Enviroclens Inc.)
(An Exploration Stage Company)
Consolidated Notes to the financial statements
December 31, 2009 and 2008
 (Amounts expressed in US Dollars)

2.	Financial Instruments, cont.

	Carrying Value	Level 1	Level 2	Level 3
December 31, 2009:
Liabilities
Accounts payable	$19,522	$19,522	$-	$-
Accrued liabilities	24,762	24,762	-	-
Promissory note	1,500,000	1,500,000	-	-
Total liabilities	$1,544,284	$1,544,284	$-	$-

December 31, 2008:
Liabilities
Accrued liabilities	$10,758	$10,758	$-	$-
Total liabilities	$10,758	$10,758	$-	$-

3.	Going Concern

The Company's financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

The Company is in the development stage and has not yet realized revenues from its planned operations.  The Company has incurred a cumulative loss of $224,746 from inception to December 31, 2009 and has funded operations through the sale of capital stock and additional paid-in capital.

The Company raised $935,000 through the issuance of capital stock. Management’s plan is to raise additional funds through future equity financing until it achieves profitable operations from its activities.

4.	Summary of Significant Accounting Policies

The accounting policies of the Company are in accordance with accounting principles generally accepted in the United States of America and their basis of application is consistent with that of the previous year.  Outlined below are the significant accounting policies:

Basis of Presentation

a)    Cash and Cash Equivalents

Cash consists of cash and cash equivalents, which are short-term, highly liquid investments with original terms to maturity of 90 days or less.

b)    Stock Based Compensation

All awards granted to employees and non-employees are valued at fair value using the Black-Scholes option pricing model and recognized on a straight line basis over the service periods of each award. Equity instruments issued in exchange for the receipt of goods or services from other than employees.  Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable.  The value of equity instruments issued for consideration to other than employee services is determined on the earlier of a performance commitment or completion of performance by the provider of goods or services.

There was no stock-based compensation expense relating to employees and non employees for the periods presented.

OFFSHORE PETROLEUM CORP.
(Formerly Enviroclens Inc.)
(An Exploration Stage Company)
Consolidated Notes to the financial statements
December 31, 2009 and 2008
 (Amounts expressed in US Dollars)

4.	Summary of Significant Accounting Policies, cont.

c)	Use of Estimates

Preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and related notes to financial statements.

These estimates are based on management's best knowledge of current events and actions the Company may undertake in the future. Actual results may ultimately differ from such estimates. Significant estimates include accruals.

d)	Income taxes

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred income taxes are provided using the liability method. Under the liability method, deferred income taxes are recognized for all significant temporary differences between the tax and financial statement bases of assets and liabilities.

Current income tax expense (recovery) is the amount of income taxes expected to be payable (recoverable) for the current period. A deferred tax asset and/or liability is computed for both the expected future impact of differences between the financial statement and tax bases of assets and liabilities and for the expected future tax benefit to be derived from tax losses. Valuation allowances are established when necessary to reduce deferred tax asset to the amount expected to be “more likely than not” realized in future tax returns. Tax law and rate changes are reflected in income in the period such changes are enacted.

e)	Comprehensive Income

In addition to items included in net income, comprehensive income includes items currently charged or credited directly to stockholders’ equity, such as foreign currency translation adjustments. There are no items in comprehensive income.

f)	Full Cost Accounting Method

The Company accounts for its oil and gas producing activities using the full cost method of accounting as prescribed by the United States Securities and Exchange Commission (“SEC”). Accordingly, all costs associated with the acquisition of properties and exploration with the intent of finding proved oil and gas reserves contribute to the discovery of proved reserves, including the costs of abandoned properties, dry holes, geophysical costs, and annual lease rentals are capitalized. All general corporate costs are expensed as incurred. In general, sales or other dispositions of oil and gas properties are computed on the units of production method based on all proved reserves on a country-by-country basis. The net capitalized costs of evaluated oil and gas properties (full cost ceiling limitation) are not to exceed their related estimated further net revenues from proved reserves discounted at 10%, and the lower of cost of estimated fair value of unproved properties, net of tax considerations. These properties are included in the amortization pool immediately upon the determination that the well is dry.

Unproved properties consist of lease acquisition costs and costs on wells currently being drilled on the properties. The recorded costs of the investment in unproved properties are not amortized until proved reserves associated with the projects can be determined or until they are impaired. Unevaluated oil and gas properties are assessed at least annually for impairment either individually or on an aggregate basis.

OFFSHORE PETROLEUM CORP.
(Formerly Enviroclens Inc.)
(An Exploration Stage Company)
Consolidated Notes to the financial statements
December 31, 2009 and 2008
 (Amounts expressed in US Dollars)

4.	Summary of Significant Accounting Policies, cont.

g)   Estimates of Proved Oil and Gas Reserves

Estimates of proved oil and gas reserves will have a significant impact on the carrying value of the Company’s oil and gas properties, the related property amortization expense and related property impairment expense. Volumes of reserves actually recovered and cash flows actually received from actual production may differ significantly from the proved reserve estimates and the related projected cash flows, respectively.

h)   Asset Retirement Obligation

Asset retirement obligations (“ARO”) associated with the retirement of a tangible long-lived asset, including natural gas and oil properties, are recognized as liabilities in the period in which it is incurred and becomes determinable, with an offsetting increase in the carrying amount of the associated assets. The cost of tangible long-lived assets, including the initially recognized ARO, is depleted, such that the cost of the ARO is recognized over the useful life of the assets. The ARO is recorded at fair value, and accretion expense is recognized over time as the discounted fair value is accreted to the expected settlement value.

The fair value of the ARO is measured using expected future cash flow, discounted at the Company’s credit-adjusted risk-free interest rate.

i)    Impairment of Long-lived Assets

The carrying value of intangible assets and other long-lived assets are reviewed on a regular basis for the existence of facts or circumstances that may suggest impairment. The Company recognizes impairment when the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset. Impairment losses, if any, are measured as the excess of the carrying amount of the asset over its estimated fair value. Impairment on the properties with unproved reserves is evaluated by considering criteria such as future drilling plans for the properties, the results of geographic and geologic data related to the unproved properties and the remaining term of the property leases.

j)    Basic loss per share

Basic loss per share is computed using the weighted average number of shares outstanding during the period. Diluted earnings per share are computed similar to basic income per share except that the denominator is increased to include the number of common stock equivalents. Common stock equivalents represent the dilutive effect of the assumed exercise of any outstanding stock equivalents, using the treasury stock method, at either the beginning of the respective period presented or the date of issuance, whichever is later, and only if the common stock equivalents are considered dilutive based upon the Company’s net income (loss) position at the calculation date. There are no common stock equivalents outstanding and, thus, diluted and basic loss per share are the same.

k)   Recent Accounting Pronouncements

FASB ASC TOPIC 805 – “Business Combinations.”  The objective of this topic is to enhance the information that an entity provides in its financial reports about a business combination and its effects.  The Topic mandates: (i) how the acquirer recognizes and measures the assets acquired, liabilities assumed and any non-controlling interest in the acquiree; (ii) what information to disclose in its financial reports and; (iii) recognition and measurement criteria for goodwill acquired.  This Topic is effective for any acquisitions made on or after December 15, 2008. The adoption of this Topic did not have a material impact on the Company’s financial statements and disclosures.

OFFSHORE PETROLEUM CORP.
(Formerly Enviroclens Inc.)
(An Exploration Stage Company)
Consolidated Notes to the financial statements
December 31, 2009 and 2008
 (Amounts expressed in US Dollars)

4.	Summary of Significant Accounting Policies, cont.

l)	Recent Accounting Pronouncements

FASB ASC TOPIC 810 – “Noncontrolling Interests.”  The objective of this Topic is to improve the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards that require: (i) the ownership interests in subsidiaries held by parties other than the parent be clearly identified, labeled, and presented in the consolidated statement of financial position within equity, but separate from the parent's equity; (ii) the amount of consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated statement of income; (iii) changes in a parent's ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently; (iv) when a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary be initially measured at fair value. The gain or loss on the deconsolidation of the subsidiary is measured using the fair value of any noncontrolling equity investment rather than the carrying amount of that retained investment and; (v) entities provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the non-controlling owners. This Topic is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Earlier adoption is prohibited.  The adoption of this Topic did not have a material impact on the Company’s financial statements and disclosures.

FASB ASC TOPIC 815 – “Derivatives and Hedging.” The use and complexity of derivative instruments and hedging activities have increased significantly over the past several years.  This Topic requires enhanced disclosures about an entity's derivative and hedging activities and thereby improves the transparency of financial reporting. This Topic is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged.  The adoption of this Topic did not have a material impact on the Company’s financial statements and disclosures.

FASB ASC TOPIC 944 – “Financial Services – Insurance.”  Diversity exists in practice in accounting for financial guarantee insurance contracts by insurance enterprises. That diversity results in inconsistencies in the recognition and measurement of claim liabilities because of differing views about when a loss has been incurred. This Topic requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation.

This Topic is effective for financial statements issued for fiscal years beginning after December 15, 2008, and all interim periods within those fiscal years, except for some disclosures about the insurance enterprise's risk-management activities. The adoption of this Topic did not have a material impact on the Company’s financial statements and disclosures.

FASB ASC  TOPIC 855 - “Subsequent Events.” In May 2009, the FASB issued Topic 855, which establishes general standards of accounting and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. In particular, this Topic sets forth : (i) the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, (ii) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements, (iii) the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. This Topic should be applied to the accounting and disclosure of subsequent events. This Topic does not apply to subsequent events or transactions that are within the scope of other applicable accounting standards that provide different guidance on the accounting treatment for subsequent events or transactions. This Topic was effective for interim and annual periods ending after June 15, 2009.

OFFSHORE PETROLEUM CORP.
(Formerly Enviroclens Inc.)
(An Exploration Stage Company)
Consolidated Notes to the financial statements
December 31, 2009 and 2008
 (Amounts expressed in US Dollars)

4.	Summary of Significant Accounting Policies, cont.

l)	Recent Accounting Pronouncements, cont.

In February 2010, the FASB issued ASU 2010-09-Subsequent Event (Topic 855) Amendments to certain recognition and disclosure requirements. ASU 2010-09 removes the requirements for an SEC filer to disclose a date through which subsequent events have been evaluated in both issued and revised financial statements.  The Company adopted ASU 2010-09 in February 2010 and did not disclose the date through which subsequent events have been evaluated.

FASB ASC TOPIC 105 - “The FASB Accounting Standard Codification and the Hierarchy of Generally Accepted Accounting Principles.” In June 2009, the FASB issued Topic 105, which became the source of authoritative GAAP recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. On the effective date of this Topic, the Codification will supersede all then-existing non-SEC accounting and reporting standards. All other non-SEC accounting literature not included in the Codification will become non-authoritative. This Topic identifies the sources of accounting principles and the framework for selecting the principles used in preparing the financial statements of nongovernmental entities that are presented in conformity with GAAP and arranged these sources of GAAP in a hierarchy for users to apply accordingly. This Topic is effective for financial statements issued for interim and annual periods ending after September 15, 2009. References made to authoritative FASB guidance throughout the consolidated financial statements have been updated to the applicable codification section.

FASB ASC TOPIC 320 - “Recognition and Presentation of Other-Than-Temporary Impairments.”   In April 2009, the FASB issued Topic 320 amends the other-than-temporary impairment guidance in GAAP for debt securities to make the guidance more operational and to improve the presentation and disclosure of other-than-temporary impairments on debt and equity securities in the financial statements. This Topic does not amend existing recognition and measurement guidance related to other-than-temporary impairments of equity securities. The Topic is effective for interim and annual reporting periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. Earlier adoption for periods ending before March 15, 2009, is not permitted. This Topic does not require disclosures for earlier periods presented for comparative purposes at initial adoption. In periods after initial adoption, this Topic requires comparative disclosures only for periods ending after initial adoption. The adoption of this Topic did not have a material impact on the Company’s financial statements and disclosures.

FASB ASC TOPIC 860 - “Accounting for Transfer of Financial Assets and Extinguishment of Liabilities.”  In June 2009, the FASB issued additional guidance under Topic 860 which improves the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial statements about a transfer of financial assets; the effects of a transfer on its financial position, financial performance, and cash flows; and a transferor’s continuing involvement, if any, in transferred financial assets. This additional guidance requires that a transferor recognize and initially measure at fair value all assets obtained (including a transferor’s beneficial interest) and liabilities incurred as a result of a transfer of financial assets accounted for as a sale. Enhanced disclosures are required to provide financial statement users with greater transparency about transfers of financial assets and a transferor’s continuing involvement with transferred financial assets. This additional guidance must be applied as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period and for interim and annual reporting periods thereafter. Earlier application is prohibited. This additional guidance must be applied to transfers occurring on or after the effective date. The adoption of this Topic is not expected to have a material impact on the Company’s financial statements and disclosures.

OFFSHORE PETROLEUM CORP.
(Formerly Enviroclens Inc.)
(An Exploration Stage Company)
Consolidated Notes to the financial statements
December 31, 2009 and 2008
 (Amounts expressed in US Dollars)

4.	Summary of Significant Accounting Policies, cont.

l)	Recent Accounting Pronouncements, cont.

FASB ASC TOPIC 810 - “Consolidation of Variables Interest and Special Purpose Entities.”  In June 2009, the FASB issued Topic 810, which requires an enterprise to perform an analysis to determine whether the enterprise’s variable interest or interests give it a controlling financial interest in a variable interest entity. This analysis identifies the primary beneficiary of a variable interest entity as the enterprise that has both of the following characteristics: (i)The power to direct the activities of a variable interest entity that most significantly impact the entity’s economic performance and (ii)The obligation to absorb losses of the entity that could potentially be significant to the variable interest entity or the right to receive benefits from the entity that could potentially be significant to the variable interest entity.  Additionally, an enterprise is required to assess whether it has an implicit financial responsibility to ensure that a variable interest entity operates as designed when determining whether it has the power to direct the activities of the variable interest entity that most significantly impact the entity’s economic performance. This Topic requires ongoing reassessments of whether an enterprise is the primary beneficiary of a variable interest entity and eliminate the quantitative approach previously required for determining the primary beneficiary of a variable interest entity, which was based on determining which enterprise absorbs the majority of the entity’s expected losses, receives a majority of the entity’s expected residual returns, or both. This Topic is effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter. Earlier application is prohibited. The adoption of this Topic is not expected to have a material impact on the Company’s financial statements and disclosures.

FASB ASC TOPIC 820 - “Fair Value measurement and Disclosures”, an Accounting Standard Update. In September 2009, the FASB issued this Update to amend Subtopic 820-10, “Fair Value Measurements and Disclosures”. Overall, for the fair value measurement of investments in certain entities that calculates net asset value per share (or its equivalent). The amendments in this Update permit, as a practical expedient, a reporting entity to measure the fair value of an investment that is within the scope of the amendments in this Update on the basis of the net asset value per share of the investment (or its equivalent) if the net asset value of the investment (or its equivalent) is calculated in a manner consistent with the measurement principles of Topic 946 as of the reporting entity’s measurement date, including measurement of all or substantially all of the underlying investments of the investee in accordance with Topic 820. The amendments in this Update also require disclosures by major category of investment about the attributes of investments within the scope of the amendments in this Update, such as the nature of any restrictions on the investor’s ability to redeem its investments at the measurement date, any unfunded commitment, and the investment strategies of the investees. The major category of investment is required to be determined on the basis of the nature and risks of the investment in a manner consistent with the guidance for major security types in GAAP on investments in debt and equity securities in paragraph 320-10-50-lB. The disclosures are required for all investments within the scope of the amendments in this Update regardless of whether the fair value of the investment is measured using the practical expedient. The amendments in this Update apply to all reporting entities that hold an investment that is required or permitted to be measured or disclosed at fair value on a recurring or non recurring basis and, as of the reporting entity’s measurement date, if the investment meets certain criteria The amendments in this Update are effective for the interim and annual periods ending after December 15, 2009. Early application is permitted in financial statements for earlier interim and annual periods that have not been issued. The adoption of this Topic did not have a material impact on the Company’s financial statements and disclosures.

OFFSHORE PETROLEUM CORP.
(Formerly Enviroclens Inc.)
(An Exploration Stage Company)
Consolidated Notes to the financial statements
December 31, 2009 and 2008
 (Amounts expressed in US Dollars)

4.	Summary of Significant Accounting Policies, cont.

l)	Recent Accounting Pronouncements, cont.

FASB ASC TOPIC 740 - “Income Taxes”, an Accounting Standard Update. In September 2009, the FASB issued this Update to address the need for additional implementation guidance on accounting for uncertainty in income taxes. For entities that are currently applying the standards for accounting for uncertainty in income taxes, the guidance and disclosure amendments are effective for financial statements issued for interim and annual periods ending after September 15, 2009. The adoption of this Update did not have a material impact on the Company’s financial statements and disclosures.

In December 2008, the SEC issued revised reporting requirements for oil and natural gas reserves that a company holds. Included in the new rule entitled -Modernization of Oil and Gas Reporting Requirements”, are the following changes: 1) permitting use of new technologies to determine proved reserves, if those technologies have been demonstrated empirically to lead to reliable conclusions about reserve volumes; 2) enabling companies to additionally disclose their probable and possible reserves to investors, in addition to their proved reserves; 3) allowing previously excluded resources, such as oil sands, to be classified as oil and natural gas reserves rather than mining reserves; 4) requiring companies to report the independence and qualifications of a preparer or auditor, based on current Society of Petroleum Engineers criteria; 5) requiring the filing of reports for companies that rely on a third party to prepare reserve estimates or conduct a reserve audit; and 6) requiring companies to report oil and natural gas reserves using an average price based upon the prior 12-month period, rather than year-end prices. The new requirements are effective for registration statements filed on or after January 1, 2010, and for annual reports on Form 10K for fiscal years ending on or after December 31, 2009. Early adoption is not permitted. The Company is currently assessing the impact that adoption of this rule will have on its financial disclosures.

In January 2010, the FASB issued Accounting Standards Update (ASU) No. 2010-03 - “Oil and Gas Reserve Estimation and Disclosures.” The ASU aligns the current oil and gas reserve estimation and disclosure requirements of FASB Accounting Standards Codification Topic 932, Extractive Activities — Oil and Gas, with those in SEC Final Rule Release No. 33-8995, Modernization of Oil and Gas Reporting. The ASU will be effective for reporting periods ending on or after December 31, 2009. The Company is currently assessing the impact that adoption of this rule will have on our financial statements.

5.	Deposits

The total amount of $720,000 represents deposits made for oil exploration application fees in the specific amounts of $400,000 for Atlantic and $320,000 for Bahamas respectively. The deposit is refundable in the event the licenses are not granted. If the licenses are granted, then the deposit will be used towards application and licensing fees, and as a result this is not included in the value of the oil and gas properties.

6.	Oil and Gas Properties

	December 31, 2009
	Atlantic & Bahamas	Total

Unproved properties
- acquisition costs	$2,279,644	$2,279,644

	$2,279,644	$2,279,644

OFFSHORE PETROLEUM CORP.
(Formerly Enviroclens Inc.)
(An Exploration Stage Company)
Consolidated Notes to the financial statements
December 31, 2009 and 2008
 (Amounts expressed in US Dollars)

6.	Oil and Gas Properties, cont.

On November 18, 2009 the Company entered into a Share Purchase Agreement with NPT Oil Corporation Ltd (NPT) to acquire all of the outstanding shares of Atlantic and Bahamas.  Under the terms of the Agreement, the Company acquired from NPT certain technical information about the properties to be leased by Atlantic and Bahamas pursuant to the delivery of the Licenses and all of the issued and outstanding stock of Atlantic and Bahamas in exchange for 15,000,000 shares of the Company’s common stock at the agreed price of $0.10 per share and a promissory note for $1,500,000.

7.	Promissory Note

The promissory note is for the principal amount of $1,500,000 and is payable to the order of NPT. The note is payable over a two-year period and bears interest of 5% per annum until all principal and interest has been fully repaid. Interest expense on the note at December 31, 2009 was $6,250 and has been accrued.

8.	Segmented Information

The assets of the Company are segmented as follows: cash in the amount of $796,930 is held in a United States banking institution, deposits in the amount of $720,000 are held by the Government of the Commonwealth of the Bahamas and oil and gas properties in the amount of $2,279,644 are located in territorial waters controlled by the Commonwealth of the Bahamas.

9.	Capital Stock

Year ended December 31, 1999

In August 1999, NatQuote Financial Inc. was presented with a business opportunity in the bottle cleaning and sterilization industry. While NatQuote decided it did not fit with its core business objectives, its major shareholder requested that the opportunity be pursued on behalf of the Company and its shareholders.

NatQuote’s President, J. Paul Hines was instructed to form a new corporation, Enviroclens Inc., incorporated in the State of New York, on September 9, 1999, to carry out the new business. In consideration for the assignment it was agreed that NatQuote would be issued 1,795,000 common shares of Enviroclens Inc. at par value.

Year ended December 31, 2002

In September 2002 the Board of Directors of NatQuote Financial Inc. resolved to assign all their rights to receive shares of Enviroclens Inc. to their shareholders by order of a stock dividend. To effect this assignment NatQuote requested that Enviroclens Inc. split its own shares 10:1 for a total of 17,950,000 common shares.

Year ended December 31, 2005

In November 2005, the Board of Directors of Enviroclens Inc. resolved to terminate its interest in the bottle sanitization Business opportunity and instead seek other opportunities.

OFFSHORE PETROLEUM CORP.
(Formerly Enviroclens Inc.)
(An Exploration Stage Company)
Consolidated Notes to the financial statements
December 31, 2009 and 2008
 (Amounts expressed in US Dollars)

9.	Capital Stock, cont.

Year ended December 31, 2007

In February 2007 the Board of Directors approved the sale of 17,052,500 of the Company’s common shares to Roman Marble Marketing Company.  Of the 17,052,500 common shares sold, 16,525,200 were held by J. Paul Hines and 527,300 were held by his company, Ship Island Investments Ltd.

In May 2007 the Board of Directors of Enviroclens Inc. resolved to change the Company name to Offshore Petroleum Corp.

Year ended December 31, 2008

In September 2008, the Board of Directors approved the sale of 17,052,500 common shares of the Company by Roman Marble Marketing Company to a number of other investors.

Year ended December 31, 2009

On March 9, 2009 the Company authorized the issuance of 30,000,000 common shares of the Company at 10 cents per share in private placements for a total amount of $3,000,000. By December 31, 2009, the Company had raised $935,000 through the issuance of 9,350,000 common shares at a share price of $0.10 per share.

On October 20, 2009, the Company issued 3,000,000 shares for two consulting agreements at a price of $0.10 per share (refer to note 14).

On November 18, 2009, the Company issued 15,000,000 shares under a Share Purchase Agreement at a price of $0.10 per share (refer to note 14).

10.	Employee Stock Option Plan

In September 2008, the Board of Directors approved an employee stock option plan ("2008 Stock  Option Plan"), the purpose of which is to enhance the Company's stockholder value and financial performance by attracting, retaining and motivating the Company's directors, key employees, consultants and to encourage stock ownership by such individuals by providing them with a means to acquire a proprietary interest in the Company's success through stock ownership. Under the 2008 Stock Option Plan, directors, employees and consultants who provide services to the Company may be granted incentive options and nonstatutory Stock Options to acquire common shares of the Company at not less than 110 percent of the fair market value of the stock on the date of grant.  Options will have a term of 5 years.  The total number of shares reserved for issuance under the 2008 Stock Option Plan is 5,000,000.  As of December 31, 2009, no options were granted under the 2008 Stock Option Plan.

11.	Changes in Directors and Management

a)	Mr. J. Paul Hines was appointed the sole director of Enviroclens Inc. on its incorporation and resigned on February 24, 2007.
b)
On February 23, 2007 Todd Montgomery was appointed as the sole director of Enviroclens Inc. and on May 9, 2007 the company’s name was changed to Offshore Petroleum Corp. Todd Montgomery subsequently resigned on September 16, 2008.

c)	On September 15, 2008 John Rainwater and Mickey Wiesinger were appointed directors of the Company.

OFFSHORE PETROLEUM CORP.
(Formerly Enviroclens Inc.)
(An Exploration Stage Company)
Consolidated Notes to the financial statements
December 31, 2009 and 2008
 (Amounts expressed in US Dollars)

11.	Changes in Directors and Management, cont.

d)	On March 12, 2009 Ryan Bateman was appointed a director of the Company.
e)	On December 1, 2009 Gary Adams was appointed a director of the Company.
f)	On December 16, 2009 Howard Barth was appointed a director of the Company

12.	Deferred Stock Compensation

The Company issued 1,500,000 restricted common stock each to two consultants, for a total of 3,000,000 common stock valued at $300,000.  The Company expensed proportionate consulting expenses of $29,178 during the year ended December 31, 2009 and the balance of $270,822 is reflected as deferred stock compensation expense under the stockholders’ equity in the balance sheet.

13.	Income Taxes

The Company's current and deferred income taxes are as follows:

	2009	2008

Loss before income taxes	$(201,230)	$(10,862)
Expected income tax recovery at the statutory rates of 35% (2008 - 35%)	$(70,430)	$(3,802)
Increase in income taxes resulting from:
Valuation allowance	70,430	3,802

Provision for income taxes	$-	$-

The Company has deferred income tax assets as follows:

	2009	2008

Net operating loss carry forward	$224,746	$23,516
Deferred Income tax on loss carry forward	$78,661	8,231
Valuation allowance	$(78,661)	(8,231)

Deferred income taxes	$-	$-

As of December 31, 2009 the Company has non-capital losses of approximately $224,746 available to offset future taxable incomes which expire as follows:

2026	$9,369
2027	$3,285
2028	$10,862
2029	$201,230

$224,746

OFFSHORE PETROLEUM CORP.
(Formerly Enviroclens Inc.)
(An Exploration Stage Company)
Consolidated Notes to the financial statements
December 31, 2009 and 2008
(Amounts expressed in US Dollars)

14.	Commitments and Contingencies

As of January 1, 2009, the Company entered into a Consulting Services Contract with Lance Capital Corp. (“Lance”) pursuant to which Lance will administer the Company’s daily corporate operations for a period of one year. Under the Consulting Services Contract the Company is required to pay Lance $7,500 per month as consideration for such services.  Lance provides a full compliment of administrative and corporate services, including bookkeeping, investor support, contract negotiation and administration, oversight of consultants, oversight of and assistance in all public filings and financial statements, assistance to a market maker in the OTC Bulletin Board listing process if required, oversight of the website (when applicable) and administration of the Company’s expense payments pursuant to internal control procedures implemented by the Board of Directors.

On October 20, 2009, the Company entered into a Consulting Agreement with Pembroke Communications Corp. (“Pembroke”) for certain consulting services for a term of expiring September 30, 2011. The Company will issue 1,500,000 shares of restricted common stock of the Company which will be earned in the following manner:  1,500,000 shares will be earned by Pembroke in equal installments of 500,000 shares on April 1, 2010, October 1, 2010 and April 1, 2011. The Consultant must return any unearned shares upon termination of the Consulting Agreement.  Pursuant to the Consulting Agreement, Pembroke will assist the Company in communicating its announcements, publicizing financial statements and accessing institutional and other investors throughout the world.  The Pembroke office with which we have contracted is based in Panama.

On October 20, 2009, the Company entered into a Consulting Agreement with Power One Capital Corp. (“Power One”) for certain consulting services for a term of expiring September 30, 2011. The Company will issue1,500,000 shares of restricted common stock of the Company which shall be earned in the following manner:  1,500,000 shares will be earned by Power One in equal installments of 500,000 shares on April 1, 2010, October 1, 2010 and April 1, 2011. The Consultant must return any unearned shares upon termination of the Consulting Agreement. Power One will assist the Company with strategic and operating advice and may introduce strategic investors to the Company.  If the Company seeks a joint venture partner to assist it with drilling and other exploration operations in the Licensed Areas, Power One will assist the Company in finding a suitable joint venture partner and negotiating the joint venture agreement.  The Power One office with which we have contracted is based in Panama.

On November 30, 2009 the Company closed a Share Purchase Agreement with NPT  to purchase from NPT all of the equity stock of two Cayman Island companies. Pursuant to the Share Purchase Agreement, Offshore acquired its two Subsidiaries Atlantic and Bahamas, pending the issuance of the Licenses, as described above.

Offshore paid $3,000,000 for the equity stock of the two subsidiaries to NPT as follows: (a) 15 million Shares of Offshore valued at $0.10 per share and (b) a promissory note with a face amount of $1.5 million payable over a two-year term and bearing interest at 5%.

Each of the eight Licenses to be received by Atlantic and Bahamas will have an initial three-year term and require advance annual rental payments of $50,000 per License in the first year (already paid upon application for the Licenses), $75,000 in the second year and $100,000 in the third year.  Atlantic and Bahamas each are required to spend an aggregate of $250,000 on qualifying exploration and/or development expenditures in the first year on their four respective Licensed Areas and an aggregate of $375,000 in each of the two following years.  Each of Atlantic and Bahamas are required to post a $1,000,000 bond for performance of the work commitments.  See the section entitled “PROPERTIES – Licenses for Exploration” for more information.

NPT has confirmed that for the period of the escrow, Offshore controls the shares of Atlantic and Bahamas that are held in escrow and that Offshore is permitted to vote such shares and otherwise exercise the rights of a shareholder during the period that they are held in such escrow as if Offshore had full possession of such shares.

On December 22, 2009, by way of an Addendum, the date of December 31, 2009 for delivery of the Licenses from the Bahamian Government and completion of the Escrow condition, where referred to in the Share Purchase Agreement was extended to February 15, 2010. All other terms and conditions of the Agreement remained the same.

15.	Subsequent events

On January 12, 2010 Lance Capital Ltd. was compensated with 150,000 shares of the Company for consulting services valued at $0.10 per share.

OFFSHORE PETROLEUM CORP.
(Formerly Enviroclens Inc.)
(An Exploration Stage Company)
Consolidated Notes to the financial statements
December 31, 2009 and 2008
 (Amounts expressed in US Dollars)

15.	Subsequent events, cont.

On January 19, 2010 the Company revoked a prior resolution approved on March 9, 2010 authorizing the issuance of 30,000,000 common shares at $0.10 for a total of $3,000,000.  The Company’s board determined that  the $935,000 previously raised would be adequate working capital for the ensuing twelve-month period and that more capital could be raised at a higher price, thereby reducing dilution to existing shareholders.

On February 15, 2010, by way of an Addendum, the date of December 31, 2009 for delivery of the Licenses from the Bahamian Government and completion of the Escrow condition, where referred to in the Share Purchase Agreement was extended to on or before March 31, 2010. All other terms and conditions of the Agreement remained the same.

On March 25, 2010, a Closing Agreement was entered into by and among the Company and NPT for the Share Purchase Agreement dated November 18, 2009 (the “Closing Agreement”). The Company and NPT agreed that the requirements contained in the Purchase Agreement for the issuance of the Licenses and related approvals of the Bahamian Government were waived by both parties.  The Company and NPT further agreed that all conditions of closing contained in the Purchase Agreement are considered satisfied by both Offshore and NPT. The Company and NPT instructed the Escrow Agent to deliver all closing documents in the possession of the Escrow Agent to the appropriate party, as contemplated in the Purchase Agreement.  The duties of the Escrow Agent were deemed to have been satisfied and the Escrow Agent will have no further responsibility to the parties to the Purchase Agreement.

16. Revision to financial statements

The consolidated statement of cash flows has been revised to reflect the promissory note issued pursuant to the acquisition of Atlantic and Bahamas as a non-cash transaction.

In addition certain notes to the financial statements have been updated to reflect information available as of May 17, 2010. There have been no changes to the consolidated balance sheet and consolidated statement of operations and comprehensive loss.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS

Our by-laws indemnify each person (including the heirs, executors, administrators, or estate of such person) who is or was a director or officer of Offshore Petroleum to the fullest extent permitted or authorized by current or future legislation or judicial or administrative decision against all fines, liabilities, costs and expenses, including attorney’s fees, arising out of his or her status as a director, officer, agent, employee or representative.  The foregoing right of indemnification shall not be exclusive of other rights to which those seeking an indemnification may be entitled.  Offshore Petroleum may maintain insurance, at its expense, to protect itself and all officers and directors against fines, liabilities, costs and expenses, whether or not Offshore Petroleum would have the legal power to indemnify them directly against such liability.

Costs, charges, and expenses (including attorney’s fees) incurred by a person referred to above in defending a civil or criminal proceeding shall be paid by Offshore Petroleum in advance of the final disposition thereof upon receipt of any undertaking to repay all amounts advanced if it is ultimately determined that the person is not entitled to be indemnified by Offshore Petroleum and upon satisfaction of other conditions required by current or future legislation.

If this indemnification or any portion of it is invalidated on any ground by a court of competent jurisdiction, Offshore Petroleum nevertheless indemnifies each person described above to the fullest extent permitted by all portions of this indemnification that have not been invalidated and to the fullest extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Offshore Petroleum pursuant to the foregoing provisions, or otherwise, be advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

EXHIBITS INDEX

The following exhibits are filed as part of this registration statement.

Exhibit No.	Description

3.1	Certificate of Incorporation of the Company filed on September 7, 1999 with the New York Secretary of State (previously filed with the Company’s Registration Statement on Form S-1 on January 26, 2010)

3.2	By Laws of the Company (previously filed with the Company’s Registration Statement on Form S-1 on January 26, 2010)

3.3	Certificate of Conversion from a Non-Delaware Corporation to a Delaware Corporation dated January 22, 2007 (previously filed with the Company’s Registration Statement on Form S-1 on January 26, 2010)

3.4
Certificate of Amendment of the Certificate of Incorporation of the Company dated May 9, 2007 and filed with the Delaware Secretary of State on May 18, 2007 (previously filed with the Company’s Registration Statement on Form S-1 on January 26, 2010)

3.5
Certificate of Amendment of the Certificate of Incorporation of the Company dated September 8, 2008 and filed with the Delaware Secretary of State on February 18, 2009  (previously filed with the Company’s Registration Statement on Form S-1 on January 26, 2010)

3.6	Code of Ethics adopted as of June 15, 2009 (previously filed with the Company’s Registration Statement on Form S-1 on January 26, 2010)

3.7	Audit Committee Charter (previously filed with the Company’s Registration Statement on Form S-1 on January 26, 2010)

5.1	Legal Opinion dated January 20, 2010 of Kavinoky Cook LLP (previously filed with the Company’s Registration Statement on Form S-1 on January 26, 2010)

10.1	Consulting Services Agreement between the Company and Lance Capital Ltd. dated January 1, 2009 (previously filed with the Company’s Registration Statement on Form S-1 on January 26, 2010)

10.2	2008 Stock Option Plan (previously filed with the Company’s Registration Statement on Form S-1 on January 26, 2010)

10.3	Consulting Agreement between the Company and Power One Capital Corp. dated as of October 20, 2009 (previously filed with the Company’s Registration Statement on Form S-1 on January 26, 2010)

10.4	Consulting Agreement between the Company and Pembroke Communications Corp. dated as of October 20, 2009 (previously filed with the Company’s Registration Statement on Form S-1 on January 26, 2010)

10.5	Share Purchase Agreement with NPT Oil Corporation Ltd. (previously filed with the Company’s Registration Statement on Form S-1 on January 26, 2010)

10.6	Closing Agreement for Share Purchase Agreement with NPT Oil Corporation Ltd. dated as of March 25, 2010

10.7	Addendum to Share Purchase Agreement with NPT Oil Corporation Ltd. dated as of December 22, 2010

10.8	Addendum to Share Purchase Agreement with NPT Oil Corporation Ltd. dated as of February 15, 2010

23.1	Consent of Schwartz Levitsky Feldman LLP dated January 25, 2010 (previously filed with the Company’s Registration Statement on Form S-1 on January 26, 2010)

23.2	Consent of Kavinoky Cook LLP (included in Exhibit 5.1) (previously filed with the Company’s Registration Statement on Form S-1 on January 26, 2010)

23.3	Consent of Schwartz Levitsky Feldman LLP dated April 13, 2010 (previously filed with Amendment No. 1 the Company’s Registration Statement on Form S-1 on April 14, 2010)

23.4	Consent of Schwartz Levitsky Feldman LLP dated

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth expenses, incurred or expected to be incurred by Offshore Petroleum in connect with the registration of the securities being offered by the selling shareholders.  Items marked with an asterisk (*) represent estimated expenses.  We have agreed to pay all the costs and expenses of this registration.  Selling security holders will not pay any part of these expenses.

SEC Registration Fee	$124.79
Legal Fees and Expenses*	$80,000.00
Accounting Fees and Expenses*	$30,000.00
Printing	$1,000.00
Miscellaneous*	$2,000.00

TOTAL*	$113,124.79

RECENT SALE OF UNREGISTERED SECURITIES

The Company completed private placements of common stock at $0.10 per share from the following accredited investors in the number of shares and on the dates set out opposite their names:

Name	Shares	Date Issued

Sirius Intervest Ltd.	1,000,000	April 14, 2009
Allentown Consulting Corp.	1,500,000	June 25, 2009
Catalyst Trading Inc.	750,000	April 28, 2009
Steven Pearce	500,000	April 28, 2009
Zul Rashid	200,000	May 1, 2009
Sirius Intervest Ltd.	1,000,000	May 8, 2009
Zulfikar Rashid	150,000	September 29, 2009
Benjamin Marler	50,000	September 30, 2009
Shane Manning	100,000	October 26, 2009
Hubert Manning	100,000	October 26, 2009
Wade Alexander	250,000	October 27, 2009
Cottonwood Investments	2,000,000	November 16, 2009
Ray Westall	250,000	November 16, 2009
J.L. Guerra, Jr.	500,000	November 25, 2009
Pineview Worldwide Corp.	1,000,000	December 4, 2009

The Company entered into a Consulting Agreement with Pembroke Communications Corp. (“Pembroke”) for certain consulting services for a term expiring September 30, 2011.  The Company shall issue 1,500,000 shares of restricted common stock of the Company which shall be earned in the following manner:  1,500,000 shares will be earned by Pembroke in equal installments of 500,000 shares on April 1, 2010, October 1, 2010 and April 1, 2011.

The Company entered into a Consulting Agreement with Power One Capital Corp. (“Power One”) for certain consulting services for a term expiring September 30, 2011.  The Company shall issue 1,500,000 shares of restricted common stock of the Company which shall be earned in the following manner:  1,500,000 shares will be earned by Power One in equal installments of 500,000 shares on April 1, 2010, October 1, 2010 and April 1, 2011.

On January 12, 2010 Lance Capital Ltd. was compensated with 150,000 shares of the Company for consulting services valued at $0.10 per share.

The Company completed a Share Purchase Agreement to acquire its Subsidiaries, and the following shares were issued to the following, in the number of shares and on the dates set out opposite their names:

Name	Shares	Date Issued

Ryan Bateman	2,463,000	November 30, 2009
John Lowell Rainwater	3,806,000	November 30, 2009
NPT Fund	2,238,000	November 30, 2009
Milo Holdings Ltd. (1)	4,477,000	November 30, 2009
Mickey W. Wiesinger	672,000	November 30, 2009
Kevin Gottshall	1,344,000	November 30, 2009

(1)  Milo Holdings Ltd. is a company that is controlled by Ryan Bateman.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)	Include any additional or changed material information on the plan of distribution; and

(iv)	Remove from registration any of the securities that remain unsold at the end of the offering.

That, for determining liability under the Securities Act, the Registrant shall treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, (other than the payment by the Registrant of expenses incurred and paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification  by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bakersfield, California on May 24, 2010.

OFFSHORE PETROLEUM CORP.

By:	/s/ John Rainwater
Name:	John Rainwater
Title:	Chairman of the Board, President and Chief
Executive Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE	TITLE	DATE

/s/ John Rainwater	Director, Chairman of the Board of Directors,	May 24, 2010
John Rainwater	President and Chief Executive Officer

/s/ Mickey Wiesinger	Director, Chief Financial Officer and Secretary	May 24, 2010
Mickey Wiesinger

/s/ Ryan Bateman	Director	May 24, 2010
Ryan Bateman

/s/ Gary Adams	Director
Gary Adams		May 24, 2010

/s/ Howard Barth	Director	May 24, 2010
Howard Barth